UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 10, 2011

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio on Tuesday, April 19, 2011 at 11:30 a.m. for the purposes of considering and acting upon the following:

(1)	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2012.

(2)	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the year 2011.

(3)	The proposal described in the proxy statement to approve the Fifth Third Bancorp 2011 Incentive Compensation Plan, including the issuance of up to an additional 39,000,000 shares of common stock thereunder. The proposed Fifth Third Bancorp 2011 Incentive Compensation Plan is attached as Annex 1 to the Proxy Statement and is incorporated therein by reference.

(4)	An advisory vote to approve the compensation of the Company’s executives.

(5)	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years.

(6)	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 28, 2011 will be entitled to vote at the Annual Meeting.

All shareholders who find it convenient to do so are invited to attend the Annual Meeting in person. In any event, please vote at your earliest convenience by signing and returning the proxy card you receive or by voting over the internet or by telephone.

If you plan to attend the Annual Meeting:

Please note that space limitations make it necessary to limit attendance only to shareholders of the Company and the holders of shareholder proxies. Admission to the Annual Meeting will be on a first-come, first-served basis and will require presentation of a valid driver’s license or other federal or state issued photo identification card. Shareholders of record should bring the admission ticket attached to their notice or proxy card in order to be admitted to the meeting. “Street name” shareholders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date in order to be admitted to the meeting. Registration and seating will begin at approximately 11:00 a.m. Communication and recording devices will not be permitted at the Annual Meeting. A copy of the regulations for conduct at the Annual Meeting is attached as Annex 2 to the proxy statement.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-859-8508.

By Order of the Board of Directors

Paul L. Reynolds

Secretary

FIFTH THIRD BANCORP

38 Fountain Square Plaza

Cincinnati, Ohio 45263

PROXY STATEMENT

The Board of Directors of Fifth Third Bancorp (the “Company”) is soliciting proxies for the Annual Meeting of Shareholders to be held at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio on Tuesday, April 19, 2011 at 11:30 a.m. (the “Annual Meeting”). Each of the approximately 917,786,226 shares of Common Stock, outstanding on February 28, 2011 is entitled to one vote on all matters acted upon at the Annual Meeting. Only common share holders of record on the books of the Company at the close of business on February 28, 2011 will be entitled to vote at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted and counted as described in this proxy statement. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing Directors that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for Directors.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies. The Company anticipates that the costs of D.F. King’s services will be approximately $11,000.

The Annual Report of the Company for the year 2010, including financial statements, has been delivered or made available to all shareholders. Such report and financial statements are not a part of this proxy statement. This proxy statement and the form of proxy are first being sent or made available to shareholders on or about March 10, 2011.

CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. There are no shareholders known to the Company to be deemed to be beneficial owners of 5% or more of the capital stock of the Company as of February 28, 2011.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

In accordance with the Company’s Code of Regulations, Directors are elected annually to a one (1) year term expiring at the next Annual Meeting of Shareholders. The terms of the Directors listed below expire at the Annual Meeting on April 19, 2011 and constitute the nominees to be elected to serve until the Annual Meeting of Shareholders in 2012. In accordance with the retirement guidelines set forth in the Company’s Corporate Governance Guidelines, Dudley S. Taft will retire at the Annual Meeting. Mr. Taft has generously given valuable service to the Company as a Director for many years. The Board of Directors has voted to decrease the size of the Board such that no vacancies will result from Mr. Taft’s retirement. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s Charter directs the Committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors. The Nominating and Corporate Governance Committee utilizes its pool of existing subsidiary and affiliate directors as well as the significant network of business contacts of its existing directors and executive management as the primary pipeline from which its Director candidates are identified. The Company also retains Heidrick & Struggles International, Inc. to aid it in identifying potential Director candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Corporate Governance Committee initially interviews such candidate. If the candidate merits further consideration, the candidate subsequently interviews with all other Committee members (individually or as a group), meets the Company’s Chief Executive Officer and other Executive Officers and ultimately meets many of the other Directors. The Nominating and Corporate Governance Committee elicits feedback from all persons who meet the candidate and then determines whether or not to nominate the candidate.

The Company’s Corporate Governance Guidelines set forth the following criteria for Directors: independence (in order to compose a Board of Directors that has a majority of its members who are independent); highest personal and professional ethics and integrity; willingness to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company). The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Committee. The Nominating and Corporate Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The Nominating and Corporate Governance Committee is not obligated to nominate any such individual for election. No such shareholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for election as Directors the following twelve (12) persons: Darryl F. Allen, Ulysses L. Bridgeman, Jr., Emerson L. Brumback, James P. Hackett, Gary R. Heminger, Jewell D. Hoover, William M. Isaac, Kevin T. Kabat, Mitchel D. Livingston, Ph.D., Hendrik G. Meijer, John J. Schiff, Jr., and Marsha C. Williams. Unless instructed otherwise, it is the intention of the persons named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the twelve (12) nominees specified above unless otherwise instructed by the shareholder. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election in accordance with Ohio law and the Company’s Articles of Incorporation and Code of Resolutions.

Under Ohio law and the Company’s Articles of Incorporation and Code of Resolutions, those persons receiving the twelve (12) highest totals of votes cast in the election will be elected as directors. The Company has, however, adopted provisions of its Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the Director’s length of service, the Director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority withheld vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant.

The following tables set forth information with respect to each Director nominee for election at the Annual Meeting including their business experience, share holdings and qualifications as a Director of the Company. The Board of Directors has determined that all Directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards with the exception of Mr. Kabat.

		Shares of Company Common Stock Beneficially Owned on December 31, 2010(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class
Nominees for Election as Directors:

DARRYL F. ALLEN, 67, is the retired Chairman, CEO and President of Aeroquip-Vickers, Inc., formerly known as Trinova Corporation, a manufacturer and distributor of engineered components for industry, automotive, aerospace and defense. Manager of Allen Ventures, LLC. Former Director of Milacron Inc.	1997	39,804	.0050%
As a certified public accountant, Mr. Allen brings a wealth of financial expertise to the Board. Mr. Allen also possesses practical business experience as the former CFO and then CEO of a Fortune 500 manufacturing company. He has a great knowledge of banking through five years of board service with another bank and intimate knowledge of the Company through his experience as a director of one of the Company’s banking affiliates in Northwestern Ohio.

ULYSSES L. BRIDGEMAN, JR., 57, is the owner and president of B.F. Companies which operates a number of Wendy’s Old Fashioned Hamburger restaurants and Chili’s restaurants. Mr. Bridgeman is a director of Jackson Hewitt Tax Service Inc.	2007	21,569	.0027%

Mr. Bridgeman brings entrepreneurial business knowledge and experience to the Board through his ownership and operation of a restaurant franchisee with 300 locations in 11 states. He also has intimate knowledge of the Company through his experience as a director of one of the Company’s banking affiliates in Louisville, Kentucky.

EMERSON L. BRUMBACK, 59, Retired President & COO of M&T Bank. Former director of M&T Bank Corporation.	2009	18,915	.0024%

Mr. Brumback possesses a vast amount of knowledge regarding banking though his 30+ years of experience in the financial services industry with several banking organizations including the Buffalo branch of the Federal Reserve Bank of New York. He has gained valuable insight through his experience in executive positions overseeing many aspects of the banking field including retail banking, commercial banking, banking operations and systems. He also brings his experience as a board member with another financial services company.

		Shares of Company Common Stock Beneficially Owned on December 31, 2010(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

JAMES P. HACKETT, 55, President, CEO and Director of Steelcase Inc., a manufacturer of office systems. Trustee of The Northwestern Mutual Life Insurance Company.	2001	43,657	.0055%

Mr. Hackett’s knowledge and experience in leading a large global organization are valuable attributes for his service as a Director. He also possesses skills in building a lean manufacturing environment and has directed the innovation of legacy businesses and practices. Mr. Hackett also brings his knowledge and experience of the financial services industry gained from his position as a Director of a large insurance company and a predecessor banking organization.

GARY R. HEMINGER, 57, Executive Vice President of Marathon Oil Company and President of Marathon Petroleum Company LLC.	2006	23,636	.0030%

Mr. Heminger possesses valuable business knowledge gained from his responsibilities in overseeing all operations, performance, reporting and financial metrics for Marathon’s refining, marketing transportation and Speedway Super America business and has financial experience through his oversight of all financial data, working capital, and merger and acquisition activity.

JEWELL D. HOOVER, 62, Principal and bank consultant with Hoover and Associates, LLC and author of the “Ultimate Director Guide, LLC.” Former director of First Charter Corporation.	2009	16,826	.0021%

Ms. Hoover’s qualifications for service as a Director of the Company include 28 years of service with the Office of the Comptroller of the Currency- including service as the Deputy Comptroller of the agency’s Western District. She also has gained valuable banking experience and knowledge as a bank consultant for corporate governance, director training and problem bank resolution matters. Additionally she has first-hand knowledge of the Company through her service as a director of its North Carolina affiliate and a predecessor banking organization.

		Shares of Company Common Stock Beneficially Owned on December 31, 2010(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

WILLIAM M. ISAAC, 67, Chairman of Fifth Third Bancorp and former Chairman of LECG Global Financial Services as well as Chairman of Isaac Property Companies. Director of MPS Group, Inc.	2010	—	—

Mr. Isaac’s banking experience spans 40+ years of service in roles such as lawyer, consultant, regulator, and director. Mr. Isaac also served for nearly eight years on the board of the Federal Deposit Insurance Corporation, holding the title of Chairman for nearly five of those years.

KEVIN T. KABAT, 54, Chief Executive Officer of the Bancorp since April 2007 and President of the Bancorp since June 2006. Previously, Mr. Kabat was Executive Vice President of the Bancorp since December 2003. Prior to that he was President and CEO of Fifth Third Bank (Michigan) since April 2001. Director of Unum Group.	2007	1,454,390	.1824%
Mr. Kabat brings valuable insight and knowledge to the Board due to his service as its President and Chief Executive Officer. Mr. Kabat also has gained valuable banking knowledge from his years of service in the financial services industry, including his leadership of a predecessor banking organization and his service on the board of a large insurance company.

DR. MITCHEL D. LIVINGSTON, 66, Vice President for Student Affairs and Chief Diversity Officer, University of Cincinnati since July 2007. Formerly, Dr. Livingston was Vice President for Student Affairs, University of Cincinnati.	1997	39,300	.0049%

Dr. Livingston’s qualifications for Board service include 40 years of management experience in large, complex organizations with hundreds of employees under his supervision as well as his management of multi-million dollar budgets. He has extensive educational experiences in financial matters and the banking industry in particular and has served on the boards of other corporations and community affairs organizations.

		Shares of Company Common Stock Beneficially Owned on December 31, 2010(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

HENDRIK G. MEIJER, 59, Co-Chairman, Director and CEO of Meijer, Inc., and its affiliates, a food and general merchandise retailer with 195 supercenters located in Michigan, Ohio, Indiana, Illinois and Kentucky.	2001	66,415	.0083%

Mr. Meijer has vast business knowledge and experience gained through his position as the CEO of a company with over 60,000 employees and 200 retail and wholesale locations that competes successfully with the largest retailers in the United States. Mr. Meijer also has valuable banking knowledge through his service a director of a predecessor banking organization.

JOHN J. SCHIFF, JR., 67, Chairman, former CEO and Director of Cincinnati Financial Corporation. Former Chairman of John J. & Thomas R. Schiff & Co., Inc., an insurance agency. Director of Standard Register Co. and former director of Cinergy Corp.	1983	535,689	.0673%

Mr. Schiff brings extensive knowledge of the financial services industry with a specialty in insurance and investment operations as well as valuable knowledge of the Company through his tenure on its Board of Directors.

MARSHA C. WILLIAMS, 59, retired Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc. from February 2007 through December 31, 2010. From 2002 to 2007, Ms. Williams served as Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, the nation’s largest owner and operator of office buildings. Supervisory Director of Chicago Bridge & Iron Company N.V. and Director of Modine Manufacturing Company and the Davis Funds.	2008	15,027	.0019%

Ms. Williams’ qualifications for Director include her extensive experience in financial matters including 37 years in finance and her service as the Chief Financial Officer of Orbitz and Equity Office Properties Trust as well as her service on the board of directors of other publicly traded corporations and mutual funds. Ms. Williams also possesses knowledge and experience in the financial services industry through her 15 years of service with other banking organizations.

		Shares of Company Common Stock Beneficially Owned on December 31, 2010(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class
Non-continuing Directors:

DUDLEY S. TAFT, 70, President and Director of Taft Broadcasting Company, investor in entertainment and media properties. Former director of Duke Energy Corporation and The Tribune Company.	1981	109,135	.0137%

Mr. Taft possesses valuable knowledge and business experience from his service on numerous boards of directors as well as his service as the COO and President of a New York Stock Exchange traded company for 10 years and has extensive knowledge of the company through his tenure on its Board of Directors.

All Directors and Executive Officers as a Group (24 persons)		5,109,024	.639%

(1)	As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. None of the Company’s current Executive Officers or Directors own any Series G Preferred Stock or any Depositary Shares representing interests therein.

(2)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of stock options and stock appreciation rights, respectively: Mr. Allen, 7,000 and 5,000; Mr. Bridgeman, 1,000 and 875; Mr. Hackett, 7,000 and 5,000; Mr. Heminger, 500 and 500; Ms. Hoover, 0 and 125; Mr. Kabat, 260,000 and 858,093; Dr. Livingston, 7,000 and 5,000; Mr. Meijer, 7,000 and 5,000; Mr. Schiff, 5,000 and 5,000; and Mr. Taft, 7,000 and 5,000. The aggregate number of shares issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights held by the Executive Officers who are not also Directors or nominees is 2,046,591.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

The Board of Directors of the Company met eight (8) times during 2010. The Company’s Board of Directors also regularly holds executive sessions of those members of the Board of Directors who meet the then current standards of independence. The chairman at these executive sessions is the Chairman of the Nominating and Corporate Governance Committee, who serves as the Lead Director of the Board. The position duty statement for the Lead Director may be found in the Corporate Governance Section of the Company’s website at www.53.com.

No member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such Director served during 2010.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding Director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2010, all of the Directors attended the Annual Meeting.

In 2010, there were six (6) committees of the Board of Directors: Audit, Compensation, Finance, Nominating and Corporate Governance, Risk and Compliance and Trust.

The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and Fifth Third Bank. Twelve (12) meetings of this Committee were held during 2010. This Committee’s functions include the engagement of the independent registered public accounting firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent registered public accounting firm, reviewing the Company’s financial results and periodic Securities and Exchange Commission filings, reviewing the design and effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent registered public accounting firm. Another function of this Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Board of Directors has adopted a written charter for the Audit Committee, which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Audit Committee members for 2010 were Darryl F. Allen, Emerson L. Brumback, Jewell D. Hoover and Marsha C. Williams. All members of the Audit Committee met the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Darryl F. Allen and Marsha C. Williams are audit committee financial experts for the Company and are independent as described in the preceding sentence. The formal report of the Audit Committee with respect to the year 2010 begins on page 52 herein.

The Company has a Compensation Committee comprised entirely of independent Directors. Executive compensation and equity plan allocations are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Emerson Brumback, Gary R. Heminger, Hendrik G. Meijer, and Mitchel D. Livingston, Ph.D. and met seven (7) times during 2010. The formal report of the Compensation Committee with respect to 2010 compensation begins on page 50 herein.

The Finance Committee of the Company served in a dual capacity as the Finance Committee of the Company and Fifth Third Bank. The Finance Committee met nine (9) times in 2010 and consisted of James P. Hackett, Gary R. Heminger, Kevin T. Kabat, and Dudley S. Taft. The Board of Directors have adopted a Finance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com.

The Company has a Nominating and Corporate Governance Committee comprised entirely of independent Directors. This Committee: 1) develops and recommends to the Board corporate governance policies and guidelines for the Company and for the identification and nomination of Director and committee member candidates and 2) nominates Directors for election to the Board and appointment to committee membership. The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Darryl F. Allen, Ulysses L. Bridgeman, Jr., James P. Hackett, and Marsha C. Williams and met three (3) times during 2010.

The Company’s Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of the Company and the Bank. The Committee oversees management’s compliance with all of the Company’s regulatory obligations arising under applicable federal and state banking laws, rules and regulations, including any terms and conditions required from time to time by any action, formal or informal, of any federal or state banking regulatory agency or authority and any responses of management to any inquiries from any applicable banking regulator, and oversees management’s implementation and enforcement of the Company’s risk management policies and procedures. The Board of Directors has adopted a Risk and Compliance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee met twelve (12) times in 2010 and consisted of Ulysses L. Bridgeman, Jr., Jewell D. Hoover , Hendrik G. Meijer, Dudley S. Taft, Thomas W. Traylor, and Marsha C. Williams.

The Company has a Trust Committee which serves in a dual capacity as the Trust Committee of the Company and the Bank. The Committee reviews the fiduciary activities of the Bank and, more generally, oversees the structure for fiduciary activities for each of the Company’s subsidiary banks, including the Bank. In this regard, the Committee has responsibility to report risks identified in its review of such fiduciary activities to the Company’s Risk and Compliance Committee. The Committee also has overall responsibility for evaluating and approving the fiduciary policies of the Company and its bank subsidiaries. The Board of Directors has adopted a Trust Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Messrs. Livingston, Kabat and Schiff, and met four (4) times during 2010.

CORPORATE GOVERNANCE

The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Board of Directors has also adopted the Fifth Third Bancorp Code of Business Conduct and Ethics which may also be found in the Corporate Governance Section of the Company’s website at www.53.com.

Board Leadership

The same person does not serve as the Company’s Chief Executive Officer and Chairman. The Company’s Chairman is a non-executive director and the Company also uses an independent Lead Director who serves as the Chair of its Nominating and Corporate Governance Committee. The Board believes that the Company’s shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at any particular point in time. Under the Company’s Code of Regulations and Corporate Governance Guidelines, the Board of Directors has the authority to combine or separate the positions of Chairman and Chief Executive Officer as well as determine whether, if the positions are separated, the Chairman is an affiliated Director or an independent Director.

The Board believes this structure is appropriate at the current time in order to allow the Chairman to provide support and guidance to the Chief Executive Officer while also allowing the Board to have a separate Director handle governance matters and coordinate meetings of independent Directors. These decision were based, in part, on the qualifications of the individuals serving in these roles including the experience of the Chairman as the former Chairman of the Federal Deposit Insurance Corporation and the experience of the Lead Director as the Chief Executive Officer of a global manufacturing organization.

From time to time the Board may consider combining the role of Chairman and Chief Executive Officer or discontinuing its use of its Lead Director. These decisions will be dependent on the make-up of the Board at that time, the availability and willingness of candidates for Chairman and/or Lead Director who meet any expertise and experience criteria and qualifications indentified by the Board, as well as other factors.

Risk Management Oversight

The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. The Board sets the overall risk appetite for the Company, including the establishment and monitoring of risk tolerances. The formulation of risk appetite considers the Company’s risk capacity, which is represented by its available financial resources that sets an absolute limit on risk assumption in the Company’s annual and strategic plans. The Company’s risk appetite is limited by policy to 95 percent of risk capacity. Tolerances are the maximum amount of risk applicable to each of the eight specific risk categories included in the enterprise risk management framework. Through their oversight role, Directors ensure that the risk management processes designed and implemented under this framework and governance structure are aligned to the Board’s corporate strategy and are functioning as directed. The Board also considers the optimal organizational structure at both the Board and management levels. This may include delegating responsibility through Board committees, management committees, the Chief Executive Officer and the Chief Risk Officer.

Risk management oversight and governance is provided primarily by the Risk and Compliance Committee of the Board of Directors and through the Enterprise Risk Management Committee, a management committee, that reports to it. The Enterprise Risk Management Committee is supported by several management committees whose membership includes a broad cross-section of line of business, affiliate and support representatives. The Risk and Compliance Committee of the Board of Directors consists of five outside directors and has responsibility for the oversight of risk management for the Company, as well as ensuring that risks are properly controlled, quantified and within the Company’s risk appetite.

The primary purposes of the Risk and Compliance Committee are to oversee management’s compliance with all of Fifth Third’s regulatory obligations arising under applicable federal and state banking laws, rules and regulations, including any terms and conditions required from time to time by any action, formal or informal, of the Board of Governors of the Federal Reserve, the Federal Reserve Bank of Cleveland, the Office of the Comptroller of the Currency, or any other federal or state banking regulatory agency or authority, and any responses of management to any inquiries from any applicable Banking Regulator; oversee management’s development and implementation of an Enterprise Risk Management Risk Appetite Framework, which overlays the Enterprise Risk Management Framework with an enterprise-wide view of risk capacity, risk appetite and risk tolerances; oversee management’s implementation of an Enterprise Risk Management Framework, including the development of effective policies, processes and procedures to ensure risks are properly controlled, quantified and within Fifth Third’s risk appetite; and oversee management’s taking of appropriate measures to apply consistent methodologies for assessing, quantifying, aggregating, monitoring, prioritizing and reporting risk to the Corporation including the categories of credit risk, market risk, liquidity risk, operational risk, regulatory compliance risk, legal risk, reputation risk and strategic risk.

The Risk and Compliance Committee charter outlines more specific responsibilities under all categories of risk. The Chief Risk Officer has a dotted line reporting relationship to the Risk and Compliance Committee and has regular executive sessions with the Risk and Compliance Committee without other members of management present. In addition, the Director of Credit Risk Review reports directly to the Risk and Compliance Committee.

Communication with the Board

The Audit Committee has established Fifth Third’s EthicsLine, a toll free hotline through which confidential complaints may be made by employees regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s SEC reports, bank regulatory filings and other public disclosures that are not full, fair, accurate, timely and understandable; violations of the Company’s Code of Business Conduct and Ethics; and/or any other violations of laws, rules or regulations. Complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis.

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, 38 Fountain Square Plaza, MD 10AT76, Cincinnati OH, 45263 or by a secure e-mail via the Company’s website at www.53.com. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee (who serves as the Lead Director of the Board of Directors) without any editing or screening by the Legal Department.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Discussion and Analysis addresses the following items:

•	Overview of Compensation (“Total Rewards”) Program

•	The Company’s Compensation Committee

•	Compensation philosophy and strategy

•	The elements of the Company’s Total Rewards Program

•	Insight regarding the Committee’s decisions relative to 2010 design and awards

•	A summary of material design changes for the 2011 Total Rewards Program

•	The impact of our participation in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) on executive compensation

Overview of the Total Rewards Program

The Compensation Committee is responsible for establishing, implementing and monitoring the administration of compensation and benefits programs in accordance with the Company’s compensation philosophy and strategy and approving executive compensation and equity plan awards. The Committee seeks to establish Total Rewards for the Company’s Executive Officers that are fair, reasonable, and competitive. The Total Rewards Program includes base salary, annual cash incentive compensation, long-term equity-based incentive compensation, benefits and certain perquisites. Generally, and except as impacted by regulations related to TARP and CPP, the types of compensation and benefits paid to the Executive Officers are similar to those provided to other officers of the Company.

In 2009, compensation to all Named Executive Officers as defined below was modified to adhere to the requirements of the TARP Standards for Executive Compensation and Corporate Governance including, among other modifications, the elimination of eligibility in the Variable Compensation Plan (the Company’s annual cash incentive compensation plan). These changes were maintained for 2010, due to the Company’s continued participation in the TARP CPP. Details of the required changes, as well as the Company’s standard compensation structure and philosophy are contained in this Compensation Discussion and Analysis.

As detailed on page 24, although the Company performed well against its goals in 2010, the modifications to the Company’s Executive Compensation programs required by TARP limited the ability of the Company to link pay to performance for these affected executives. As the Company repaid its TARP obligations as of February 2, 2011, the Company intends to implement a total rewards program for all Named Executive Officers in 2011 that is reflective of our compensation philosophy as stated in this Compensation Discussion and Analysis and is consistent with the approach used in 2010 for Executive Officers not covered by TARP.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2010, as well as the other individuals included in the Summary of Compensation Table on page 31, are referred to as the “Named Executive Officers.”

The Compensation Committee

The Committee’s Role. The Compensation Committee is composed of independent directors and is responsible for the approval and administration of compensation programs for Executive Officers and other employees of the Company. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, recommendations made by the Chief Executive Officer, and the advice of Compensation Advisory Partners LLC (“CAP”), an external executive compensation consulting firm with financial services industry expertise.

The Committee has taken the following steps to ensure that it effectively carries out its responsibilities:

•

Engaged CAP, a respected external compensation consultant with expertise in executive compensation, to provide the Committee with relevant market data and to advise the Committee on alternatives when making compensation decisions for the Named Executive Officers and on the recommendations being made by the Company’s Management for Executive Officers other than the Named Executive Officers. In addition to the support provided by CAP, employees who have significant compensation experience in the Company’s Human Resources division provide support, data, and analysis to the Committee

•	Conducted an annual review of the Compensation Committee Charter to ensure that it effectively reflects the Committee’s responsibilities

•	Conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives

•	Conducted an annual review of the Company’s Compensation Peer Group

•

Reviewed all compensation components for the Company’s Chief Executive Officer, Chief Financial Officer, and other Named Executive Officers, incorporating a tally sheet and pay-for-performance sensitivity analysis for each executive into that review

•

Initiated an annual evaluation of the execution of the Company’s pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the Compensation Peer Group

•

Scheduled an executive session prior to the conclusion of each Committee meeting, without members of Management, for the purpose of discussing decisions related to the CEO’s performance, goal-setting, compensation levels and other items deemed important by the Committee

•	Completed an annual self-evaluation of the Committee’s effectiveness

•	Completed an annual review of the external compensation consultants’ performance to ensure the Committee receives the appropriate resources and counsel

•	Reviewed the Company’s risk assessment of executive and employee incentive plans with the Chief Risk Officer to ensure that the Company’s compensation design does not incent unnecessary risk

•	Reviewed the executive compensation requirements as set forth in the TARP Standards for Executive Compensation and Corporate Governance and approved actions designed to comply with these standards

Role of Executive Officers in Compensation Decisions. The Chief Executive Officer annually reviews the performance of each of the other Named Executive Officers. Based on this review, he makes compensation recommendations to the Committee, including recommendations for salary adjustments, annual cash incentives, and long-term equity-based incentive awards. While the Company was a participant in the TARP CPP, these recommendations have been limited to cash or stock-based salary adjustments and restricted stock awards. In addition, the CEO and other members of Management also annually assess performance for other Executive Officers and make compensation recommendations to the Committee. Although the Committee considers these recommendations along with data provided by its other advisors, it retains full discretion to set all compensation for the Company’s Executive Officers.

Additionally, the Chief Risk Officer discusses, evaluates, and reviews with the Committee all Executive Officer and employee incentive compensation plans. The purpose of the review is to ensure that the Company’s incentive compensation plans do not incent or pose unnecessary or excessive risks to the Company.

The Role of the Third Party Compensation Consultant. The Compensation Committee uses the services of an outside executive compensation consultant, Compensation Advisory Partners LLC (“CAP”). CAP provides guidance and advice to the Committee on all matters covered by its charter. This consultant was selected by the Committee to provide a broad set of services pertaining to the compensation of the Company’s executives.

The consultant fulfills the following responsibilities:

•	Review the Company’s compensation philosophy and competitive positioning for reasonableness and appropriateness

•	Annually review the Committee’s charter and recommend changes as appropriate

•	Review Committee agendas and supporting materials in advance of each meeting

•	Advise the Committee on management proposals as requested

•	Review the Company’s Compensation Peer Group and survey data for competitive comparisons

•	Undertake special projects at the request of the Committee

•	Annually review the Company’s executive compensation programs and advise the Committee of plans or practices that might be changed to improve the effectiveness of its plans

•

Annually review competitive pay practices of the Compensation Peer Group for its Boards of Directors and recommend to the Committee changes required to pay the Company’s Board of Directors in a competitive fashion

•	Review, analyze and summarize survey data on executive pay practices and amounts that come before the Committee

•	Attend all Committee meetings, including executive sessions with only Committee members as requested

•	Advise the Committee on potential practices for Board governance of executive compensation as well as areas of concern and risk in the Company’s programs

During 2010, Compensation Advisory Partners were specifically engaged on the following projects:

•

Advised the Committee with respect to the appropriateness of compensation targets and actual amounts paid to the Company’s executive officers given the Company’s compensation philosophy, size and Compensation Peer Group

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Actively participated in the review and design of all executive compensation programs, including the Fifth Third Bancorp 2011 Incentive Compensation Plan being considered for approval at the Annual Meeting

•	Advised on the appropriateness of executive performance goals and metrics

•	Reviewed and advised on the compensation program for the Company’s Board of Directors

•	Advised the Committee regarding the Company’s compliance with TARP standards for compensation

•	Advised on the development of and reviewed the Company’s risk assessment of executive and employee incentive plans

•	Advised the Committee on market and regulatory trends and developments

•	Reviewed the Compensation Discussion and Analysis and related sections for our proxy statement

•	Attended all Committee meetings held in 2010

The Company does not engage Compensation Advisory Partners (“CAP”) for any additional services outside of executive compensation consulting.

The Committee believes that the third party services of Compensation Advisory Partners are objective and unbiased.

The Committee’s Considerations. The Committee considers both the aggregate amounts and mix of an Executive Officer’s “Total Direct Compensation” (base salary, annual cash incentive compensation and long-term equity-based incentive compensation) when making decisions. The Committee assesses Total Direct Compensation relative to competitive market data in its November meeting, discusses recommendations for executive compensation in its January meeting and approves final recommendations at its February or March meeting.

Based on its most recent review of the competitive data, the Committee has determined that the compensation structure for Executive Officers is effective and appropriate. The structure reflects the Company’s compensation philosophy, in that its targets are tied to the market median, it has appropriate leverage to ensure a strong linkage between compensation and performance, and it drives rewards based on the most relevant performance measures for the Company. Also based on this review, the Committee determined that the Company’s aggregate 2009 and 2010 Total Rewards packages (and potential payouts in the severance and change-in-control scenarios where applicable) for its Named Executive Officers are reasonable and not excessive.

The Committee believes that the relative difference between the compensation of the Chief Executive Officer and the compensation of the Company’s other Executive Officers is consistent with such differences found in the Company’s Compensation Peer Group and external reference labor market. Further, the Committee has reviewed the internal relationships between the compensation for the Chief Executive Officer and for other Executive Officers and has deemed them to be appropriate.

The compensation restrictions required by the TARP standards created a number of considerations for the Committee. The remainder of this report outlines the Company’s compensation philosophy, executive compensation structure, and an analysis of compensation decisions made during 2010, with structure and decisions significantly influenced by the TARP requirements. In particular, the requirements prohibit the accrual of any incentive compensation, and specifically limit the use of equity compensation for the Named Executive Officers and the next 20 most highly compensated employees. The Committee had to consider and approve significant compensation structure changes for these executives during 2009 in order to comply with the TARP requirements. Additionally, as is the case with many peer companies, the structural changes adopted significantly limited the Total Direct Compensation that would be possible under the Company’s originally adopted executive compensation structure for 2010. Furthermore, comparisons among peer companies may be difficult due to restrictions on certain companies not being applicable to ones that may have repaid the TARP funds.

Executive Compensation Philosophy & Strategy

Compensation Philosophy

The Company’s executive compensation program is intended to drive shareholder value by attracting and retaining talented executives, motivating executives to achieve corporate objectives, and encouraging share ownership among the Executive Officers to align their interest with that of the shareholders. It is constructed to allow the Company to provide competitive target compensation for talented executives and to differentiate actual pay based on the level of individual and organizational performance. The executive compensation program consists of three components: base salary, annual cash incentive compensation, and long-term equity-based incentive compensation. The executive compensation program is intended to provide 50th percentile compensation for 50th percentile performance relative to the Company’s Compensation Peer Group (identified below) and to pay at the 75th percentile for upper quartile (i.e., 75th percentile or better) performance relative to that Compensation Peer Group. The Committee refers to the Company’s Compensation Peer Group in making decisions related to compensation based on performance. In cases where data for the Compensation Peer Group is incomplete, the Company may use data from a broader reference group that includes a wider variety of financial services organizations.

The Company also intends that its Total Rewards Program (including benefits and certain limited perquisites) be tied to the competitive market median or 50th percentile. The Company periodically reviews competitive benefits analyses to ensure that its programs are consistent with those offered by other financial services companies.

Executive Officers’ eligibility for compensation and benefits is generally determined in a manner that is consistent with other employees at the Company. The timing and terms of incentive compensation awards for Executive Officers are also consistent with those of other eligible employees at the Company.

Impact of TARP on the Implementation of the Compensation Philosophy for NEOs in 2010 In response to the TARP Standards for Executive Compensation and Corporate Governance, compensation to the Chief Executive Officer and the compensation of the Company’s other Executive Officers was modified in 2009 to include a fixed base salary and a limited restricted stock award, the latter of which may be awarded in an amount based on individual performance. Adherence to these standards impacted the Committee’s ability to differentiate pay while compensation was governed by the TARP regulations. In addition, the TARP standards impacted the eligibility, timing and terms of compensation and benefits for covered executives, generally limiting eligibility compared to other employees.

Benchmarking Methodology

In making compensation decisions, the Committee compares Company performance and each element of Executive Officers’ Total Direct Compensation with compensation information from a peer group of publicly traded banking and financial institutions (collectively the “Compensation Peer Group”). The Committee refers to this Compensation Peer Group for both compensation- and performance-related benchmarking. Financial performance data is prepared either by the Committee’s external compensation consultant or by the Company, using publicly available data from proxy statements and other public filings. Compensation data is generally prepared by the Committee’s external compensation consultants, using proprietary compensation databases and publicly available data from proxy statements. The Company’s consultant reviews financial and/or compensation data that is prepared by the Company and provided to the Committee.

The Compensation Peer Group consists of companies with which the Committee believes the Company competes for talent and for stockholder investment, and which are similar in asset size and business mix. The following 13 companies were identified prior to the start of 2010 by the Committee as the 2010 Compensation Peer Group:

BB&T Corporation	The PNC Financial Services Group, Inc.
Capital One Financial Corporation	Regions Financial Corporation
Comerica Incorporated	SunTrust Banks, Inc.
Huntington Bancshares Incorporated	U.S. Bancorp
KeyCorp	Wells Fargo & Company
M&T Bank Corporation	Zions Bancorporation
Marshall & Ilsley Corporation

The Committee annually reviews its Compensation Peer Group and considers changes to the Compensation Peer Group deemed necessary to ensure that the nature and size of the organizations continue to be appropriate. Based on the Committee’s evaluation of the Compensation Peer Group for 2011, it determined that the Compensation Peer Group should remain intact for 2011. Therefore, the Compensation Peer Group for 2011 is unchanged from the 2010 Compensation Peer Group listed above. The Company’s assets were at approximately the 46th percentile of its 2010 Compensation Peer Group as of December 31, 2010.

Compensation Strategy

The Company’s compensation strategy refers to the structure and programs designed to achieve its compensation philosophy.

Compensation Structure. The compensation structure (i.e., each element of pay described below and the respective targets and ranges of pay for each element) for Executive Officers is reviewed annually. When determining the compensation structure, the following items are considered:

•	The most recent and prior years’ comparative proxy statement and survey data for similar jobs among the Compensation Peer Group

•

The 25th percentile, median (i.e., 50th percentile) and 75th percentile peer data for each element of compensation (base salary, target annual cash incentive compensation, and target long-term equity-based incentive compensation as well as the resulting Total Direct Compensation)

•

The ability to provide market median (i.e., 50th percentile) Total Cash Compensation (i.e., base salary plus annual cash incentive compensation) for 50th percentile performance relative to the Compensation Peer Group

•	The ability to provide 75th percentile Total Cash Compensation for upper quartile (i.e., 75th percentile or better) performance relative to the Compensation Peer Group

Base Salary. The Committee reviews individual base salaries of the Company’s Executive Officers annually (and/or at the time of promotion). Salary increases are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year in the context of competitive market data. The objectives of the Company’s base salary program are to provide salaries at a level that allows the Company to attract and retain qualified executives and to recognize and reward individual performance. Base salary levels also drive other elements of Total Rewards, including the annual cash and long term incentive compensation targets and retirement benefits. The following items are considered when determining base salary levels:

•	Market data provided by the Company’s external compensation consultant

•	The Executive Officer’s experience, scope of responsibilities, performance and potential

•	Internal equity in relation to other Executive Officers with similar levels of experience, scope of responsibilities, performance, and potential

•	Other relevant information, which may include federal programs, regulatory requirements, etc.

Impact of TARP on Compensation Structure for NEOs: In 2009 the Committee was required to amend the Company’s approved executive compensation structure to comply with the TARP standards for compensation. Under the TARP requirements, the Named Executive Officers were prohibited from earning any form of cash bonus and equity awards were limited to one-third of Total Direct Compensation in the form of restricted stock. The amended compensation structure resulted in the elimination of eligibility in the Variable Compensation Plan and the removal of stock appreciation rights and performance shares from future long-term equity-based incentive compensation awards. Fixed compensation was increased as allowed under the requirements. The increase in base salaries for the Named Executive Officers was made primarily in the form of immediately vested phantom stock units, which are granted each pay period and will be settled solely in cash beginning on the earlier of June 15, 2011 or the executive’s death, and ending on June 15, 2013. The actual value paid to each executive on the settlement date will be dependent upon the Company’s closing stock price on each grant date and the closing stock price on the settlement date, creating a significant portion of total compensation that is directly aligned to the performance of the Company’s stock and the interest of its shareholders. These awards will be settled in cash rather than shares of Company stock in order to avoid potential dilution of our Shareholders.

A much smaller cash increase was made to the base salaries for these executives to achieve the revised target Total Direct Compensation for each. The revised target compensation structure for these executives provided significantly lower target Total Direct Compensation than the original structure, and no potential for awards above the adjusted compensation targets, regardless of Company performance.

Annual Cash Incentive Compensation. The annual cash incentive compensation program’s objective is to reward executives for superior performance relative to the Compensation Peer Group. Target award levels are established at the beginning of the year for each Executive Officer based primarily on market median target awards and are expressed as a percentage of base salary. The potential amounts of annual cash incentive compensation awards under the program for 2010 performance that the Executive Officers could earn were:

•	Up to 225% of target for each Named Executive Officer

•	Up to 225% of target for the other Executive Officers, depending on competitive upside opportunity (i.e., 75th percentile payout) among the Company’s Compensation Peer Group for each job

While this annual cash incentive compensation program was approved by the Committee at the beginning of the performance year, this component of pay was removed from the compensation structure for the Chief Executive Officer, each Named Executive Officer, and all other executives whose pay was restricted under the TARP standards for executive compensation.

Long-Term Equity-Based Incentive Compensation. The objective of the long-term equity-based incentive program is to align executives’ interests with shareholders’ interests and to link executive wealth accumulation with the long-term performance of the Company. Target award levels are established at the beginning of the year for each Executive Officer based primarily on market median target awards, and actual awards are made based on individual performance relative to established individual performance objectives.

Management Stock Purchase Plan. The objective of the Management Stock Purchase Plan (“MSPP”) is to accelerate equity ownership. This plan was adopted by the Committee to increase the overall retention value and create enhanced ownership opportunities for the senior leadership team. This is accomplished by automatically redirecting 25% of the earned annual cash incentive award into restricted shares, and then applying a Company match of 50% to the shares purchased by the executive. The purchased shares are immediately vested, but must be held by the executive for at least three years before they can be sold or transferred. The matching restricted stock vests one-third per year on the first through third anniversaries of the grant date.

Summary of Eligibility. The table below illustrates eligibility in 2010 for each element of compensation. “Yes” indicates that some or all of the employees in the category are eligible; “No” indicates that employees in this category are not eligible.

Component	Named Executive Officers	Executive Officers		Officers (Vice Presidents and above)	Other Full-time Employees
Base Salary	Yes	Yes		Yes	Yes
Phantom Stock Salary	Yes	Yes	[2]	No	No
Annual Cash Incentive	No	Yes	[2]	Yes	Yes
Long-Term Equity Based Incentive[1]	Yes	Yes		Yes	Yes
Management Stock Purchase Plan	No	Yes		No	No

1	For executives whose pay was restricted under the TARP standards for executive compensation, long-term equity based incentives were delivered in the form of restricted stock only as described in the 2010 Executive Compensation Awards and Decisions section.

2	Executive Officers are eligible for either phantom stock salary or the annual cash incentive, but not both. Executive Officers whose pay was restricted under the TARP standards for executive compensation are eligible for phantom stock salary but are not eligible for the annual cash incentive. Executive Officers whose pay was not restricted under the TARP standards are eligible for the annual cash incentive but are not eligible for phantom stock salary.

Other Plan Provisions. The annual cash and long-term equity-based incentive compensation awards are authorized under the Company’s Incentive Compensation Plan (the “Plan”). This Plan was approved and adopted by the Company’s shareholders in 2008.

The Company’s Code of Business Conduct and Ethics provides that the Company reserves the right to and, if appropriate, will seek restitution of any bonus, commission or other compensation received as a result of an employee’s intentional or knowing fraudulent or illegal conduct or misconduct, including the making of a material misrepresentation contained in the Company’s financial statements. In addition, pursuant to the Company’s participation in the TARP CPP, Senior Executive Officers (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008, or “EESA”) executed amendments to their Change-in-Control Agreements that included additional details regarding situations in which the Company could recover any bonus or incentive compensation that was based on “materially inaccurate financial statements or any other materially inaccurate performance metric criteria.”

Each Senior Executive Officer signed an amendment to his or her employment arrangements that complies with the terms of the TARP CPP. These amendments (1) prohibited the Company from paying any Golden Parachute Payment during any CPP covered period beyond the amount allowed under the EESA, (2) subjected any bonus and incentive compensation paid during a CPP covered period to recovery or clawback if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (as noted above), and (3) noted that each compensation, bonus, incentive, change-in-control and other benefit plan was amended to the extent necessary to give effect to provisions (1) and (2).

The Committee has delegated to certain Executive Officers the authority to grant equity awards for recruiting and retention purposes up to specified limits.

Pay Mix and Total Compensation for Executive Officers

Annual vs. Long-Term Compensation. The Company intends to attract and retain talented executives with competitive salaries and annual cash incentive compensation opportunities that deliver market-appropriate awards based on annual performance, balanced by long-term equity-based incentive compensation awards that also provide market-competitive opportunities to deliver value commensurate with shareholder gains. The

Company employs a pay mix (i.e., proportions of base salary, annual cash incentive and long-term equity-based incentive compensation comprising Total Direct Compensation) that approximates that of its peers to be consistent with its pay philosophy and to maximize the Company’s ability to attract, motivate and retain talented executives.

Long-term Equity-Based Incentive Compensation. The Company employs various long-term equity-based incentive compensation awards intended to align executives’ awards with shareholders’ interests. These awards include stock-settled stock appreciation rights (“SARs”), restricted stock and performance shares. The Company historically awarded incentive and non-qualified stock options. Beginning in 2004, the Company generally discontinued granting incentive and non-qualified stock options. All previously awarded incentive and non-qualified stock options outstanding are fully vested and exercisable.

For 2010, long-term equity-based incentive compensation awards for Named Executive Officers were granted in April in the form of restricted stock, in compliance with the TARP rules for compensation. Executive Officer awards issued to individuals not impacted by the TARP rules were first denominated in dollars, and generally granted in share-denominated amounts in the following manner:

Award Type	Proportion of long-term incentive value	Calculation of Awards
SARs	50%	Total award dollar value multiplied by 50% divided by stated 2010 SAR value of $6.50 (see page 25 for a description of how the Company determines the compensation value of a SAR)
Performance Shares	25%	Total award dollar value multiplied by 25% divided by 30-day average beginning share price (i.e., for 30 trading days prior to the grant date) of $13.76 for 2010
Restricted Stock	25%	Total award dollar value multiplied by 25% divided by $14.80, the Company’s closing stock price on April 20, 2010

The Company assigns a compensation value for SARs at the beginning of each calendar year, based on a number of factors including the calculated Black-Scholes value using the full ten-year term. This compensation value is not equal to the Black-Scholes value calculated for accounting purposes, in part due to use of the weighted average life for the accounting calculation.

The Company reviewed the mix of long-term equity-based incentive compensation awards for its Executive Officers in 2010 to ensure that it effectively supported the Company’s objectives:

•	Align management and shareholders’ interests

•	Motivate senior executives to optimize long-term shareholder value

•	Encourage stock ownership among senior executives

•	Enhance the Company’s ability to retain key executives

•	Ensure the program design is consistent with our compensation philosophy and reflective of external market trends

With the exception of compensation for its Most Highly Compensated Executives under the TARP CPP regulations, the Committee maintained its historical mix of award types to evenly balance growth and full-value awards for 2010. The Committee believes that a substantial portion of the long-term equity-based incentive compensation opportunity should come from a growth-oriented incentive (i.e., SARs) that aligns executives’ interests with those of the Company’s shareholders. In addition, the Committee believes that full-value share awards (i.e., performance shares and restricted stock) are important to drive stronger retention value and enhanced ownership creation opportunities and should therefore also be granted in a meaningful amount (i.e., 25% each). Moreover, the Committee believes that awarding performance shares fulfills the objective of creating a clear results orientation among participants. In addition, the two full-value award types complement each other. The Committee determined that these weightings were appropriate based on the Company’s strategic objectives, compensation philosophy and competitive practice.

Cash vs. Non-Cash Compensation. The Company typically pays base salary and annual incentive compensation in cash. All of its long-term equity-based incentive compensation awards are paid in the form of shares of the Company’s common stock. These guidelines are outlined in more detail in the Executive Ownership and Capital Accumulation section of this proxy statement.

During 2009, the Committee amended the compensation structure originally adopted in order to comply with the TARP standards for compensation. This structure was continued in 2010. Under this compensation structure, the Named Executive Officers were not eligible for the annual incentive compensation normally paid under the Variable Compensation Plan. The majority of any increases made to the base salaries for these executives were made in the form of phantom stock units payable solely in cash beginning on the earlier of June 15, 2011 or the executive’s death and ending on June 15, 2013, creating a significant portion of total compensation directly aligned to the performance of the Company’s stock and the interest of its shareholders.

Tally Sheet. The Company annually prepares a tally sheet of all compensation and potential payouts for the Committee’s use when approving compensation matters. The Committee reviews all components of the Company’s Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers’ compensation, including:

•	Base salary, including phantom stock units, as applicable

•	Annual cash incentive compensation

•	Long-term equity-based incentive compensation

•	Accumulated, realized and unrealized equity award gains

•	The dollar value to the executive and cost to the Company of all perquisites and other personal benefits

•	The earnings and accumulated payout obligations under the Company’s nonqualified deferred compensation program

•	The projected payout obligations under the Company’s supplemental executive retirement plan

•	Several potential termination scenarios, including change in control where applicable

In February 2010 and February 2011, the Committee reviewed tally sheets containing all the above components and the associated dollar amounts for projected 2010 and 2011 compensation and found that the figures were appropriate and reasonable. Also at that time, the Committee reviewed a sensitivity analysis of the relationship between each Named Executive Officer’s 2010 and 2011 target Total Direct Compensation and the Company’s performance (both stock price performance and financial results). The Committee was satisfied that the 2010 and 2011 compensation structures provide significant differentiation in the payouts for high versus low levels of both absolute and relative performance. This determination was made in part because the Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers received no cash bonus in 2010 or 2011 for the 2009 and 2010 performance years, respectively. Additionally, the compensation restructuring under the TARP requirements for executive compensation significantly limited what these executives could earn in total compensation compared to the original targets and compensation structures approved by the Committee.

Final Determinations. The Committee considers several factors and objectives relevant to each specific program when determining compensation. The Committee also contemplates each award’s impact on the Total Direct Compensation package.

Total Direct Compensation is intended to target the median (i.e., 50th percentile) of the relevant market data, and actual compensation (both amount and mix) for executives varies based on their performance, prior experience and other pertinent factors. In addition, for purposes of attracting and retaining key executives, the Committee may determine that an additional award, an above-median sign-on package and/or an incentive guarantee for a new hire, or a Total Direct Compensation package that is above market median is appropriate.

2010 Executive Compensation Awards & Decisions

TARP Compliance

In September 2009, the Committee approved a number of compensation changes that ensured the Company’s compliance with the Department of the Treasury’s compensation standards for TARP participants. These actions include the following:

•	Adoption of an Excessive and Luxury Expenditure Policy

•	Suspension of all gross-ups for Named Executive Officers and the next 20 most highly compensated executives

•	Completion of the risk rating of all employee incentive plans and the assessment of the risk mitigating factors of plans with potential significant incentive award opportunities

•	Modification of existing compensation structures for the Named Executive Officers and the next 20 most highly compensated employees who are not paid on a commission basis

•	Submission of a “say-on-pay” vote to our shareholders at the 2010 Annual Meeting

Our shareholders approved a non-binding advisory say-on-pay proposal at our 2010 Annual Meeting with over 92% of the shares voted voting in favor of that proposal.

The TARP standards also required that the risk assessment be completed at least every six months while the Company was a participant in the program. The Company has completed the separate risk assessments in accordance with the TARP requirements. The certification of the Company’s compliance with this requirement is contained in the Compensation Committee Report. An outline of the process followed to comply with the TARP requirements and to complete the risk assessment is listed below:

Senior risk officers and members of the Company’s compensation department developed the risk assessment process, which included a matrix by which incentive plans were risk rated based on the potential for loss, the variability of incentive compensation compared with non-incented earnings, incentive compensation limits and management’s review in incentive decisions.

•

Senior risk officers reviewed employee incentive plans with potential significant incentive award opportunities that were implemented for the 2010 fiscal year and determined if those plans incented unnecessary and excessive risk taking.

•

Senior risk officers participated in the design of the 2010 incentive plans and had significant input into the design of these plans for the lines of business for which they have risk oversight responsibilities

•

Senior risk officers and the Company’s compensation department participated in discussions with external consultants and public forums with other companies in the financial services industry to ensure the process followed for the Company’s risk assessment was at least as rigorous and comprehensive as its peers

Risk Management officers from credit, market, compliance and operational risk disciplines conducted the assessment of the incentive plans with potential significant incentive award opportunities. Specifically, the assessment determined whether plans incented material/excessive risk taking or short term results over long term value. The assessment also considered the inclusion of risk modifiers, the appropriateness of incentive metrics and the resulting impact to the Bank’s exposure to risk. Risk Management officers developed a number of recommendations for mitigating risk and further protecting the Company and its shareholders. These recommendations were reviewed by the Compensation Committee and implemented by the business units administering the plans for the 2010 year and beyond.

Pay for Performance

Target annual and long-term incentives before TARP-related compensation changes comprise the majority of Executive Officers’ target Total Direct Compensation. The actual amounts awarded to Executive Officers under these incentive plans vary based on the performance of the Company. Their compensation is based on individual, division and Company performance. Company performance is evaluated from a variety of perspectives, including:

•	Absolute performance and performance relative to peers

•	Return measures including total shareholder return

•	Growth in core deposits, loans, fees, total revenue, net income and earnings per share

•	Efficiency ratio

•	Stock price growth and price/earnings ratio

Annual cash incentive compensation awards to Executive Officers are approved and funded on the basis of Company performance relative to specific targets set forth below in “2010 Variable Compensation Plan – Performance Goals” and is allocated to each participant based on individual and divisional performance. Long-term equity-based incentive compensation awards are allocated to each participant based on individual performance. Long-term equity-based incentive compensation awards granted in 2010 are earned, and derive value, based on shareholder return and stock price appreciation. Amounts realizable from prior compensation awards do not impact decisions relative to future awards or benefits because of the Company’s belief that prior awards were made on a performance basis.

Each 2010 decision is described in detail below. To summarize, the Company awarded no base salary increases and no annual cash incentive awards to its Named Executive Officers during its annual review cycle in the first quarter. Base salary adjustments were made to selective Executive Officers in January, 2010 pursuant to promotions that occurred during 2009.

Long-term equity-based compensation awards were made and will only derive value in direct proportion to the Company’s performance. These awards were provided only in the form of restricted stock for the Most Highly Compensated Executives, in accordance with the TARP Interim Rules for Executive Compensation and Corporate Governance.

2010 Base Salary

Based upon the CEO’s recommendation and the approval of the Compensation Committee, Named Executive Officers did not receive annual base salary increases in 2010.

2010 Variable Compensation Plan

Plan Design. The Company refers to its annual cash incentive compensation program as the “Variable Compensation Plan” or the “VCP.” During meetings held in late 2009 and early 2010, the Committee engaged in numerous discussions about the VCP’s objectives and the metrics and design that would best achieve those objectives.

The design of the VCP was comprised of the following three primary funding measures. The measures were weighted as illustrated below to reflect their relative importance to the Company:

1.	Pre-tax, pre-provision core earnings vs. plan: 50% weight

2.	Tier I Common Equity to Risk-Weighted Assets vs. plan: 25% weight

3.	Efficiency Ratio relative to peers: 25% weight

In addition, the Committee agreed upon four additional measures relative to the overall financial stability of the Company that would be considered on a discretionary basis when determining the final funding of the VCP. These measures were available liquidity, net charge-offs (NCOs), non-performing assets (NPAs), and earnings per share. The financial plan approved by the Board of Directors included specific target levels for each of these measures which are shown below. Actual performance against these targets was considered, in addition to the three primary funding metrics listed above, to determine the available funding for all participants of the VCP.

Performance Goals. The pre-tax, pre-provision core earnings and Tangible Common Equity goals under the VCP were scaled to represent three levels of performance: threshold, target, and maximum. The Committee established the baseline pre-tax, pre-provision core earnings target for 2010 at $2.61, and a Tier I Common Equity to Risk-Weighted Assets target of 6.3%. Linear interpolation is used to calculate funding levels between stated performance levels and actual performance between threshold and maximum performance levels for both measures. The Committee placed the target goal for relative efficiency ratio at the median of the Compensation Peer Group, reflecting the Company’s philosophy to tie target pay to median (i.e., 50th percentile) performance. The threshold, target, and maximum performance levels and the Company’s performance level (as calculated per the discussion set forth below in “Determination of Awards”) are outlined below.

Primary Performance Metric	Threshold Performance	Target Performance	Maximum Performance	Company Performance
Pre-tax, pre- provision core earnings	$2.34	$2.61	$2.86	$2.64

Tier I Common Equity to Risk-Weighted Assets	5.7%	6.3%	6.9%	7.50%

Efficiency Ratio	25th percentile	Median (i.e., 50th percentile)	75th percentile	60th percentile

As mentioned in the above Plan Design section, ranges for the four additional measures established in the financial plan approved by the Board of Directors are outlined below:

Performance Metric	Target Performance	Company Performance
Available Liquidity	$10-20 billion	$31.9 billion
Net Charge-Offs	2.75%	3.02%
Non-Performing Assets	4.1%	2.79%
Earnings Per Share	$(0.23)	$0.63

Determination of Awards. The funding calculation based on the primary performance metrics outlined in the table above produced a VCP pool equal to 141% of target. This funding level was achieved based on the Company’s strong performance in the areas of pre-tax, pre-provision core earnings, Tier I Common Equity to Risk-Weighted Assets and Efficiency Ratio against the approved target levels. However, the Compensation Committee approved the CEO’s recommendation that the pool be funded at a level lower than the calculated amount. The Committee approved funding at 130% of target in acknowledgment that the Company’s performance on Net Charge-Offs exceeded the established target level.

Awards under this plan were made to eligible Section 16 Officers, affiliate leaders, line of business executives and other executives and managers who support specific business units or staff groups. However, for 2010, no VCP awards were made to Named Executive Officers as a result of the Company’s participation in the TARP CPP. Additionally, no VCP awards were made to certain Section 16 Officers and other senior executives who were the next twenty most highly compensated employees (following the Named Executive Officers), as determined by their 2009 total direct compensation and limited under the TARP rules for compensation.

2010 Long-term Equity-based Compensation Awards

Long-term equity-based incentive compensation awards for the Executive Officers are made to align the focus and rewards with the interests of the Company’s shareholders and to facilitate share ownership among Executive Officers. Target awards are established based on market median compensation for each job, and the values awarded represent the reward opportunity that may be realized only with commensurate performance. Award levels are determined based on target pay levels, Company performance, and the individual performance of each Executive Officer, such as:

•	The Company’s revenue and expense results

•	Division’s revenue and expenses vs. budget

•	Internal and external customer service levels

•	Performance relative to the Company’s strategic initiatives

•	Results related to specific individual responsibilities

The Chief Executive Officer recommends the award levels for the other Executive Officers and the Committee makes the final award determination for all Executive Officers. The award considerations are not based on a formula. Rather the Committee may choose to make the actual award higher or lower than the target award based on the factors described above. For 2010, the Committee made the actual awards at or below the target levels for these executives.

These grants provide incentive for the creation of shareholder value since the full benefit of the grant to each Executive Officer can only be realized with an appreciation in the price of the Company’s common shares or through reasonable relative total shareholder return, depending on the type of award. The Company does not grant discounted stock options or SARs, re-price previously granted stock options or SARs, or grant reload stock options.

SARs for Executive Officers have been and will continue to be granted at the closing price of the Company’s common stock on the date of grant, with a 10-year term and generally a 4-year graded vesting schedule. These award terms are consistent with the annual grant for all eligible employees at the Company. The Company assigns a compensation value for SARs at the beginning of each calendar year, based on a number of factors including the calculated Black-Scholes value using the full ten-year term. This compensation value is not equal to the Black-Scholes value calculated for accounting purposes, in part due to use of the weighted average life for the accounting calculation. The grant date is the date of the Compensation Committee’s approval of the awards, which will typically be at a March or April Compensation Committee meeting or at the annual shareholder meeting in April. The grant dates for 2010 awards are detailed in the 2010 Grants of Plan-Based Awards table. The Company does not adjust the timing of its annual grant based on SEC filings or press releases. Rather, the annual grant date is established and communicated well in advance.

Performance shares are granted with goals set at the date of the award grant in terms of three-year total shareholder return relative to the Company’s Compensation Peer Group. Total shareholder return was selected as the measure when the plan was introduced in 2004, and subsequently retained, because of its strong alignment with shareholder interests. The grants established varying payouts for increasing levels of relative total shareholder return, and aligned with the Company’s philosophy of tying median pay to median performance with appropriate upside and downside leverage:

Performance Level	Payout
40th percentile (threshold)	50% of award
50th percentile (target)	100% of award
90th percentile (maximum)	200% of award

Performance shares would be settled 50% in cash and 50% in the Company’s common stock for grants made prior to 2010. Beginning in 2010, performance shares would be settled 100% in the Company’s common stock to provide even greater alignment with shareholder value. The cash payout was intended to cover applicable taxes on the awards so the Executive Officer can retain the shares earned, however beginning with 2010 executives may satisfy applicable taxes through netting shares. The 3-year performance period for the fourth grant of performance shares (i.e., those granted in 2007) concluded on March 31, 2010 and the performance threshold was met; therefore, the awards were earned. The total shareholder return for subsequent awards made under this program (i.e., 2008, 2009 and 2010) is currently above the threshold level. Therefore, the 2008 award will be earned in April of 2011 if the total shareholder return for that grant remains at or above the threshold.

Restricted stock awards vest ratably on the first, second and third anniversaries of the grant date. These awards are full-value shares of stock that are eligible for dividend payments and receive voting rights during the restriction period. Restricted stock awards granted to Executive Officers subject to the TARP Standards for Executive Compensation were granted with a more limited vesting schedule, where shares vest 100% on the third anniversary of the grant date.

Executive Benefits & Perquisites

Summary of Eligibility for Benefits and Perquisites

The table below illustrates eligibility for benefits and perquisites. “Yes” indicates that some or all of the employees in the category receive the benefit; “No” indicates that employees in this category are generally not eligible to participate in the program. Additional details are provided about the programs in either the footnotes to this table or the sections that follow.

Benefits and Perquisites	Executive Officers	Officers (Vice Presidents and above)	Full-time Employees
Medical and dental insurance	Yes	Yes	Yes
Life and disability insurance	Yes	Yes	Yes
401(k) plan	Yes	Yes	Yes
Employee stock purchase plan	No	Yes	Yes
Deferred compensation plan	Yes	Yes	No
Supplemental executive retirement plan[1]	Yes	Yes	No
Defined benefit pension plan[1]	Yes	Yes	Yes
Employee discount on Company products[2]	Yes	Yes	Yes
Financial planning reimbursement[3]	Yes	Yes	No
Country club memberships[4]	Yes	Yes	No
Parking	Yes	Yes	No
Relocation assistance	Yes	Yes	Yes
Commuting expense reimbursement[5]	Yes	No	No

1	As described below, these plans are frozen for all employees except those who were age 50 with 15 years of service as of December 31, 1998.

2	Excludes all items prohibited by various banking laws and regulations, including loans prohibited under Regulation O.

3	The Company believes that effective financial planning optimizes an executive’s Total Rewards. Eligible executives receive reimbursement of varying amounts based on executive band level up to $10,000 in the first year and up to $7,500 in subsequent years for financial planning, tax preparation, and legal services. Under the TARP standards for compensation, all tax gross-ups for these reimbursements have been suspended.

4	Selected executives and managers are reimbursed for country club memberships in situations where the membership would benefit the Company from a business development perspective. The Company eliminated the reimbursement of future country club dues to its Executive Officers in 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships.

5	The Company periodically assists remote, transferring or newly hired executives with expenses related to commuting.

Retirement Benefits

The Company’s retirement benefits are designed to assist employees in accumulating wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain employees and to encourage employees to save money for their retirement while maintaining a competitive cost structure. Based on the Company’s research using two national benefits surveys, its retirement benefits are positioned near the market median for similar employers. The Company’s primary retirement benefit plan is a defined contribution 401(k) plan with a company match and possible additional discretionary contributions, both of which are subject to vesting requirements. The Company also maintains a defined benefit plan that has been frozen except for approximately 19 employees who had previously met its eligibility requirements and are permitted to continue participating.

401(k) and Profit-Sharing. The Company maintains a 401(k) plan for all eligible employees. The 401(k) plan provides a match to employee contributions and may also provide an annual discretionary profit-sharing contribution. The Company’s match is 100% of the first 4% of eligible compensation an employee contributes to the plan, and is invested in any of the plan’s existing investment alternatives that the employee selects. The discretionary profit-sharing contribution is based on the Company’s performance, and is invested in the participant’s existing 401(k) investment allocations. The discretionary contribution for 2010 was 3% of eligible compensation based on the Company’s financial results. All Named Executive Officers are eligible for this plan up to the IRS wage or contribution limits.

Pension Plan. The Company maintains a defined benefit pension plan. On November 15, 1998, the benefit plan was frozen except for employees who were age 50 or older and had at least 15 years of service at December 31, 1998. The plan was frozen because the combination of this plan and the defined contribution plan provided benefits that may have exceeded retirement income needed by employees and resulted in the Company having benefit costs higher than its competitors. Employees who met the age and service requirement were “grandfathered” and continue to accrue benefits under that plan. No Named Executives continue to accrue benefits under this plan. Mr. Kabat has a frozen benefit for his service while at Old Kent Bank prior to it being acquired by the Company. The Old Kent Bank defined benefit plan was frozen for all participants shortly after the Company acquired Old Kent Bank. Mr. Reynolds has a frozen benefit for his service prior to the Plan being frozen. The Company also has a supplemental executive retirement plan, The Fifth Third Bancorp Supplemental Retirement Income Plan (“SERP”) that mirrors the qualified defined benefit plan except that it provides benefits that are lost under the qualified plan due to IRS qualified plan limits. The SERP was also frozen for all participants except for the grandfathered participants in the qualified defined benefit pension plan. Mr. Reynolds has a frozen SERP benefit for his service prior to the Plan being frozen. The retirement benefit under both the defined benefit pension plan and the SERP is based on years of service and a percent of an employee’s highest five consecutive years of earnings over the last ten years of employment. Compensation for retirement benefit calculations is defined as the base salary plus variable compensation.

Health and Welfare Benefits

The Company offers medical, dental, life and disability insurance to its employees. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. Based on the Company’s research using two national benefits surveys, its health and welfare benefits are positioned near the market median for similar employers. These benefits are offered to employees and Named

Executive Officers on a uniform basis and are subject to insurance policy limitations. The Company provides Company-paid life insurance coverage equal to an employee’s base salary, up to $1,000,000. The Company’s long-term disability benefit is 60% of an employee’s base salary and the benefit is limited to $20,000 per month. The Company also offers a Company-paid short-term disability benefit with similar benefits to the long-term disability program.

Paid Time Off Benefits

The Company offers employees vacation days, sick days and other paid time off benefits. These benefits are offered to all employees with variances based on an employee’s years of service and job level.

Deferred Compensation

The Company offers some of its employees (at certain Salary Band levels, including its Executive Officers) a nonqualified deferred compensation plan. This plan allows for the deferral of base salary, bonus, and/or performance-based restricted stock. The plan also provides for the Company to make a contribution for loss of qualified plan 401(k) match and/or discretionary contribution due to deferral of pay into this plan or due to wage and/or contribution limitations under the qualified 401(k) plan. These contributions had historically been invested 100% in the Company’s common stock; however, beginning January 1, 2007 participants were able to diversify their investments into the existing 401(k) plan investment alternatives, with the exception of performance-based restricted stock that is deferred. These contributions were not made in 2009 or 2010 to any Named Executive Officer or other Executive whose compensation was restricted due to the Company’s participation in the TARP CPP.

Severance and Change-in-Control Benefits

The Company maintains change-in-control agreements for approximately 45 of its officers (including all of the 2010 Named Executive Officers). The severance benefits conferred in these agreements range from one to 2.99 times the individual’s base salary plus target annual cash incentive compensation, and other benefits, and are effective only in the event of both a change in control and termination of employment (including a constructive termination). For this purpose, a change in control would occur in any of the following instances:

•	Any person is or becomes the beneficial owner of 25% or more of the Company’s outstanding common stock

•	During any consecutive 2-year period, the Directors in office in the beginning of such period (or Directors who were approved by 2/3 of such Directors) cease to constitute a majority of the Board

•

The sale or disposition of substantially all of the Company’s assets or the merger or consolidation of the Company with any other corporation unless the voting securities of the Company outstanding prior to such action continue to represent at least 50% of the voting power of the merged or consolidated entity

•	The Company’s shareholders approve a plan of complete liquidation of the Company

The agreements defer to the 2004 and 2008 Incentive Compensation Plans for treatment of long-term equity-based incentive compensation, which provides for the accelerated vesting of unvested long-term equity-based incentive compensation awards in the event of a change in control. If a change in control occurs, all stock-based awards granted prior to April 15, 2008 would vest immediately without the requirement of a termination of employment. Awards granted on or after April 15, 2008 would vest only if there is a change in control and termination of employment. Performance-based awards (including performance shares and performance-based restricted stock) would be paid out at the higher of (1) the extent to which the performance goals had been met through the date of the change in control, or (2) the value at the date of the change in control of the number of target shares awarded at the grant.

In addition, each Senior Executive Officer signed an amendment to his or her employment arrangements that complied with the terms of the TARP CPP. These amendments prohibited the Company from paying any Golden Parachute Payment during any CPP covered period beyond the amount allowed under the EESA.

Tax and Accounting Impact

Deductibility of Executive Compensation. Certain sections of the Internal Revenue Code limit the deductibility of compensation paid to or earned by a public company’s Named Executive Officers. In particular, the Company was not permitted to deduct compensation earned by the Named Executive Officers in excess of $500,000 as a result of the Company’s participation in the TARP. The limitation of the deductibility of compensation earned by the Named Executive Officers continued in 2010. Therefore, it is anticipated that a portion of the compensation earned by the Named Executive Officers will not be deductible by the Company in 2010. Subsequent to ending the Company’s participation in TARP on February 2, 2011, the Company may not be permitted to deduct certain compensation paid to the Named Executive Officers in excess of $1,000,000 under another section of the Internal Revenue Code.

Nonqualified Deferred Compensation. The American Jobs Creation Act of 2004 was signed into law on October 22, 2004, changing the tax rules applicable to nonqualified deferred compensation arrangements. The final regulations became effective January 1, 2008 and the Company believes it is operating in compliance with the regulations. A more detailed description of the Company’s nonqualified deferred compensation arrangements is provided on page 43 under the heading “Nonqualified Deferred Compensation”.

Accounting and Financial Reporting. The Company accounts for long-term equity-based incentive compensation payments including stock options, SARs, performance-based restricted stock, and performance shares in accordance with accounting principles generally accepted in the United States of America.

Executive Ownership and Capital Accumulation

The executive compensation program is designed to provide opportunities for Executive Officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, the Company has established share ownership guidelines for employees in the Company’s Salary Band structure, including the Executive Officers. The amount of shares required to be retained varies based upon the assigned Salary Band. These employees are expected to use shares net of taxes obtained through awards under the long-term equity-based incentive compensation program to establish a significant level of direct ownership. Stock ownership includes:

•	Shares owned individually and by immediate family

•	Restricted stock not yet vested

•	Shares held in the 401(k) plan

•	Shares held in the employee stock purchase plan

•	Shares held in the nonqualified deferred compensation plan.

Executive Officers who have not met the ownership guidelines are required to retain 50% of the net after-tax shares following exercise or receipt of the shares. In addition, Executive Officers are required to retain 100% of the net after-tax shares for one year following exercise or receipt of the shares. Specific ownership guidelines for the Named Executive Officers are:

2010 Share Ownership Guidelines

Chief Executive Officer	115,000 shares
Other Named Executive Officers	50,000 shares

The Committee reviews progress toward achieving the ownership goal for the Company’s Executive Officers on an annual basis. Based on the 2010 review, all of the Named Executive Officers had reached their ownership guideline.

Although the Company currently does not prohibit its Executive Officers from hedging shares of the Company’s common stock, any hedged shares are excluded from the calculation of Executive Officers’ ownership levels when analyzing progress toward meeting the stock ownership guidelines. Furthermore, Section 955 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Securities and Exchange Commission to promulgate rules requiring each issuer to disclose whether any employee or director is permitted to purchase financial instruments designed to hedge or offset and decrease in the market value of their equity securities. Upon the adoption of these rules, the Company will adopt measures to comply with these rules and will consider corporate governance best practices that evolve from such rules for other potential policy changes. Additionally, the Company’s insider trading policy prohibits trading during designated blackout periods and requires approval by the Legal Department prior to any trade.

The Company has not historically had a formal capital accumulation policy (i.e., guidance for the interplay between long-term equity-based incentive awards and retirement benefits). Instead, the Company has specifically benchmarked its compensation and retirement plans to the external market to ensure a competitive design. The Committee will continue to consider long-term equity-based incentive compensation awards in the context of market-competitive levels and individual and corporate performance.

Anticipated Executive Compensation Changes for 2011

During its annual review of the design of its compensation plans, the Company determined that its plans are supportive of its compensation philosophy and strategic business objectives. As the Company repaid its TARP obligations as of February 2, 2011, the Company intends to implement a total rewards program for all Named Executive Officers that is reflective of our compensation philosophy as stated in this Compensation Discussion and Analysis. Compensation changes planned for the Chief Executive Officer, Chief Financial Officer or other Named Executive Officers are outlined below.

•

The Company anticipates making adjustments to current pay structures for executives previously covered under TARP to be more aligned with its Compensation Philosophy and Total Rewards Program now that the Company has fulfilled its obligations under the TARP CPP

•	The Company anticipates making long-term incentive awards to the Named Executive officers when it approves long-term incentive awards for all other employees in April 2011

On January 18, 2011, the Compensation Committee was renamed the Human Capital and Compensation Committee. This change reflects additional responsibilities assumed by the Committee starting in 2011 which will include a senior leadership organizational talent review, executive assessments, and CEO and executive succession planning.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The table below summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during 2008-2010. The amounts in the Stock Awards and Option Awards columns indicate the grant date fair value associated with all grants awarded in the corresponding year and do not correspond with the amounts that the Named Executive Officers may eventually realize with respect to these awards. The full benefit of these awards can only be realized with an appreciation in the price of the Company’s common shares. In addition, awards issued in 2009 prior to the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009 may be adjusted or forfeited in order to comply with the Interim Final Rule.

2010 Summary Compensation Table

Name & Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) (3) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Kevin T. Kabat	2010	$3,144,823	—	$1,572,411	—	—	$63,600	$40,779	$4,821,613
Chief Executive Officer	2009	$2,108,747	—	$2,209,403	$824,775	—	$41,600	$31,167	$5,215,692
	2008	$899,995	—	$1,668,306	$561,427	—	$(1,800)	$208,134	$3,336,063

Daniel T. Poston,	2010	$940,379	—	$470,181	—	—	—	$22,275	$1,432,835
Executive Vice President and Chief Financial Officer	2009	$564,638	—	$252,501	$94,260	—	—	$26,363	$937,763
	2008	$310,024	—	$190,672	$64,163	—	—	$45,846	$610,704

Greg D. Carmichael	2010	$1,617,728	—	$808,864	—	—	—	$35,364	$2,461,956
Executive Vice President and Chief Operating Officer	2009	$1,022,349	—	$789,074	$294,563	—	—	$41,718	$2,147,704
	2008	$569,504	—	$524,316	$176,448	—	—	$128,989	$1,399,257

Paul L. Reynolds	2010	$1,025,134	—	$512,568	—	—	$6,500	$29,469	$1,573,671
Executive Vice President and Chief Administrative Officer

Robert A. Sullivan Executive Vice President	2010	$1,034,802	—	$478,765	—	—	—	$28,589	$1,542,156
	2009	$818,242	—	$552,353	$206,194	—	—	$41,342	$1,618,131
	2008	$565,594	—	$500,477	$168,428	—	—	$119,875	$1,354,374

(1)	2010 amounts reflect salary paid in the form of cash and phantom stock units for all Named Executive Officers. The following chart depicts the portions of pre-tax salary delivered in cash and phantom stock units for each Named Executive Officer. For more information about phantom stock units, see also the Grants of Plan Based Awards table, as well as the Outstanding Equity Awards and Option Exercised and Stock Vested tables.

Name	Cash	Phantom Stock Units	Total
Kevin T. Kabat	$1,000,002	$2,144,821	$3,144,823
Daniel T. Poston	$508,341	$432,038	$940,379
Greg D. Carmichael	$814,988	$802,740	$1,617,728
Paul L. Reynolds	$582,797	$442,337	$1,025,134
Robert A. Sullivan	$659,443	$375,359	$1,034,802

(2)	Amounts reflect the aggregate grant date fair value of awards granted during the year valued in accordance with Statement accounting principles generally accepted in the United States of America. Assumptions used in determining fair value are disclosed in the footnote 25 “Stock Based Compensation” located on pages 112-115 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(3)

No performance shares were awarded to Named Executive Officers in 2010. The values shown for 2009 in both the Summary Compensation Table and the table below reflect the grant date fair value of $3.96 per share which is also the grant date closing stock price on April 21, 2009. However, as in prior years, the number of performance shares awarded was calculated using the 30-day average closing stock price prior to the April 1st 2009 start of the performance period. That 30-day average price stock was $1.86 in 2009. As a result of the stock’s volatility, the fair value on April 21, 2009 of $3.96 per share is materially higher than the value (i.e., $1.86 per share) used to determine the grant size in terms of shares. The reverse relationship exists for the 2008 grant (i.e., the fair value reported is lower than the value used to determine the grant size). Fair value of 2009 and 2008 performance share awards assumes target performance achievement as of the date of grant. Fair values assuming maximum performance as of the date of grant are as follows:

Fair Value at Maximum Performance
Name	2010	2009	2008
Kevin T. Kabat	—	$3,725,806	$1,520,307
Daniel T. Poston	—	$425,803	$173,764
Greg D. Carmichael	—	$1,330,647	$477,802
Paul L. Reynolds	—	$851,614	$260,626
Robert A. Sullivan	—	$931,455	$475,968

(4)	The Company has nonqualified deferred compensation plans. The amounts earned are disclosed in the “Nonqualified Deferred Compensation” table.

(5)	All Other Compensation:

Name	Year	Perquisites and Other Personal Benefits		Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Tax Reimbursements	Severance	Other(F)
Kevin T. Kabat	2010	$15,337	(A)	$14,700	$804	—	—	$9,937
	2009	$9,079	(A)	$14,400	$842	—	—	$6,846
	2008	$26,589	(A)	$113,964	$842	—	—	$66,739

Daniel T. Poston	2010	$2,100	(B)	$14,700	$342	—	—	$5,133
	2009	$7,100	(B)	$14,400	$291	—	—	$4,572
	2008	$2,100	(B)	$25,001	$308	—	—	$18,437

Greg D. Carmichael	2010	$13,509	(C)	$14,700	$608	—	—	$6,546
	2009	$21,391	(C)	$14,400	$534	—	—	$41,718
	2008	$37,816	(C)	$55,256	$534	—	—	$35,383

Paul L. Reynolds	2010	$8,720	(D)	$14,700	$455	—	—	$5,594

Robert A. Sullivan	2010	$7,633	(E)	$14,700	$531	—	—	$5,725
	2009	$21,205	(E)	$14,400	$530	—	—	$5,207
	2008	$25,432	(E)	$51,030	$530	$2,500	—	$40,383

(A)	The amounts shown for Mr. Kabat for 2010 and 2008 represent trust and estate planning fees, parking, and country club dues. The amount shown for 2009 represents country club dues paid by the Company on behalf of Mr. Kabat, and parking. The Company eliminated the reimbursement of future country club dues to its Executive Officers in March 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships.

(B)	The amounts shown for 2010 and 2008 represent parking. The amount shown for Mr. Poston for 2009 represents trust and estate planning paid by the Company on behalf of Mr. Poston, and parking.

(C)	The amounts shown for Mr. Carmichael represent trust and estate planning paid by the Company on behalf of Mr. Carmichael, country club dues and parking. The Company eliminated the reimbursement of future country club dues to its Executive Officers in March 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships.

(D)	The amount shown for Mr. Reynolds for 2010 represents trust and estate planning paid by the Company on behalf of Mr. Reynolds, country club dues and parking. The Company eliminated the reimbursement of future country club dues to its Executive Officers in March 2010.

(E)	The amount shown for Mr. Sullivan for 2010 represents parking and country club dues. The amounts shown for 2009 and 2008 represent trust and estate planning paid by the Company on behalf of Mr. Sullivan, country club dues and parking. The Company eliminated the reimbursement of future country club dues to its Executive Officers in March 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships.

(F)	Amounts in this column represent benefit choice dollars and dividends paid on unvested restricted stock.

Grants of Plan-Based Awards

The following table illustrates the long-term equity-based incentive compensation awards made and the phantom stock units paid as base salary to Named Executive Officers during 2010. The table reflects the full grant date fair value of awards made in 2010.

On April 20, 2010, each of the Named Executive Officers received grants of restricted stock that will vest on the third anniversary of the date of grant. These awards were issued in accordance with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009.

Dividends are paid on unvested restricted stock, which is reported in the All Other Stock Awards: Number of Shares of Stock or Units column below. None of these awards have been repriced or modified. As described in the Compensation Discussion and Analysis section, the provisions of the 2008 Incentive Compensation Plans result in accelerated vesting in the event of a change in control.

2010 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non - Equity Incentive Plan Awards(3)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee(2)	Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)
Kevin T. Kabat				$810,000	$1,620,000	$3,645,000
	1/8/2010	9/24/2009									6,762			$74,994
	1/22/2010	9/24/2009									6,548			$79,235
	2/5/2010	9/24/2009									7,037			$79,235
	2/19/2010	9/24/2009									6,479			$79,235
	3/5/2010	9/24/2009									6,224			$79,235
	3/19/2010	9/24/2009									5,957			$79,235
	4/2/2010	9/24/2009									5,830			$79,235
	4/16/2010	9/24/2009									5,580			$79,235
	4/20/2010	4/20/2010									106,244			$1,572,411
	4/30/2010	9/24/2009									5,311			$79,235
	5/14/2010	9/24/2009									5,627			$79,235
	5/28/2010	9/24/2009									6,095			$79,235
	6/11/2010	9/24/2009									5,931			$79,235
	6/25/2010	4/16/2010									5,926			$79,235
	7/9/2010	4/16/2010									5,878			$79,235
	7/23/2010	4/16/2010									6,447			$79,235
	8/6/2010	4/16/2010									6,244			$79,235
	8/20/2010	4/16/2010									6,854			$79,235
	9/3/2010	4/16/2010									6,642			$79,235
	9/17/2010	4/16/2010									6,479			$79,235
	10/1/2010	4/16/2010									6,658			$79,235
	10/15/2010	4/16/2010									6,532			$79,235
	10/29/2010	4/16/2010									6,308			$79,235
	11/12/2010	4/16/2010									6,157			$79,235
	11/26/2010	4/16/2010									6,681			$79,235
	12/10/2010	4/16/2010									5,438			$79,235
	12/24/2010	4/16/2010									5,506			$79,235

			Estimated Future Payouts Under Non - Equity Incentive Plan Awards(3)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee(2)	Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)

Daniel T. Poston				$200,000	$400,000	$900,000
	1/8/2010	9/24/2009									975			$10,818
	1/22/2010	9/24/2009									1,253			$15,164
	2/5/2010	9/24/2009									1,439			$16,206
	2/19/2010	9/24/2009									1,325			$16,206
	3/5/2010	9/24/2009									1,273			$16,206
	3/19/2010	9/24/2009									1,218			$16,206
	4/2/2010	9/24/2009									1,192			$16,206
	4/16/2010	9/24/2009									1,141			$16,206
	4/20/2010	4/20/2010									31,769			$470,181
	4/30/2010	9/24/2009									1,086			$16,206
	5/14/2010	9/24/2009									1,151			$16,206
	5/28/2010	9/24/2009									1,247			$16,206
	6/11/2010	9/24/2009									1,213			$16,206
	6/25/2010	4/16/2010									1,212			$16,206
	7/9/2010	4/16/2010									1,202			$16,206
	7/23/2010	4/16/2010									1,319			$16,206
	8/6/2010	4/16/2010									1,277			$16,206
	8/20/2010	4/16/2010									1,402			$16,206
	9/3/2010	4/16/2010									1,358			$16,206
	9/17/2010	4/16/2010									1,325			$16,206
	10/1/2010	4/16/2010									1,362			$16,206
	10/15/2010	4/16/2010									1,336			$16,206
	10/29/2010	4/16/2010									1,290			$16,206
	11/12/2010	4/16/2010									1,259			$16,206
	11/26/2010	4/16/2010									1,366			$16,206
	12/10/2010	4/16/2010									1,112			$16,206
	12/24/2010	4/16/2010									1,126			$16,206

			Estimated Future Payouts Under Non - Equity Incentive Plan Awards(3)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee(2)	Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)

Greg D. Carmichael				$422,500	$845,000	$1,901,250
	1/8/2010	9/24/2009									2,326			$25,791
	1/22/2010	9/24/2009									2,380			$28,797
	2/5/2010	9/24/2009									2,653			$29,867
	2/19/2010	9/24/2009									2,442			$29,867
	3/5/2010	9/24/2009									2,346			$29,867
	3/19/2010	9/24/2009									2,246			$29,867
	4/2/2010	9/24/2009									2,198			$29,867
	4/16/2010	9/24/2009									2,103			$29,867
	4/20/2010	4/20/2010									54,653			$808,864
	4/30/2010	9/24/2009									2,002			$29,867
	5/14/2010	9/24/2009									2,121			$29,867
	5/28/2010	9/24/2009									2,297			$29,867
	6/11/2010	9/24/2009									2,236			$29,867
	6/25/2010	4/16/2010									2,234			$29,867
	7/9/2010	4/16/2010									2,216			$29,867
	7/23/2010	4/16/2010									2,430			$29,867
	8/6/2010	4/16/2010									2,354			$29,867
	8/20/2010	4/16/2010									2,584			$29,867
	9/3/2010	4/16/2010									2,504			$29,867
	9/17/2010	4/16/2010									2,442			$29,867
	10/1/2010	4/16/2010									2,510			$29,867
	10/15/2010	4/16/2010									2,462			$29,867
	10/29/2010	4/16/2010									2,378			$29,867
	11/12/2010	4/16/2010									2,321			$29,867
	11/26/2010	4/16/2010									2,518			$29,867
	12/10/2010	4/16/2010									2,050			$29,867
	12/24/2010	4/16/2010									2,076			$29,867

			Estimated Future Payouts Under Non - Equity Incentive Plan Awards(3)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee(2)	Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)

Paul L. Reynolds				$256,500	$513,000	$1,154,250
	1/8/2010	9/24/2009									1,331			$14,760
	1/22/2010	9/24/2009									1,271			$15,378
	2/5/2010	9/24/2009									1,460			$16,434
	2/19/2010	9/24/2009									1,344			$16,434
	3/5/2010	9/24/2009									1,291			$16,434
	3/19/2010	9/24/2009									1,236			$16,434
	4/2/2010	9/24/2009									1,209			$16,434
	4/16/2010	9/24/2009									1,157			$16,434
	4/20/2010	4/20/2010									34,633			$512,568
	4/30/2010	9/24/2009									1,102			$16,434
	5/14/2010	9/24/2009									1,167			$16,434
	5/28/2010	9/24/2009									1,264			$16,434
	6/11/2010	9/24/2009									1,230			$16,434
	6/25/2010	4/16/2010									1,229			$16,434
	7/9/2010	4/16/2010									1,219			$16,434
	7/23/2010	4/16/2010									1,337			$16,434
	8/6/2010	4/16/2010									1,295			$16,434
	8/20/2010	4/16/2010									1,422			$16,434
	9/3/2010	4/16/2010									1,378			$16,434
	9/17/2010	4/16/2010									1,344			$16,434
	10/1/2010	4/16/2010									1,381			$16,434
	10/15/2010	4/16/2010									1,355			$16,434
	10/29/2010	4/16/2010									1,308			$16,434
	11/12/2010	4/16/2010									1,277			$16,434
	11/26/2010	4/16/2010									1,386			$16,434
	12/10/2010	4/16/2010									1,128			$16,434
	12/24/2010	4/16/2010									1,142			$16,434

			Estimated Future Payouts Under Non - Equity Incentive Plan Awards(3)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee(2)	Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)

Robert A. Sullivan				$226,238	$452,475	$1,018,069
	1/8/2010	9/24/2009									1,175			$13,029
	1/22/2010	9/24/2009									1,077			$13,029
	2/5/2010	9/24/2009									1,237			$13,924
	2/19/2010	9/24/2009									1,139			$13,924
	3/5/2010	9/24/2009									1,094			$13,924
	3/19/2010	9/24/2009									1,047			$13,924
	4/2/2010	9/24/2009									1,025			$13,924
	4/16/2010	9/24/2009									981			$13,924
	4/20/2010	4/20/2010									32,349			$478,765
	4/30/2010	9/24/2009									933			$13,924
	5/14/2010	9/24/2009									989			$13,924
	5/28/2010	9/24/2009									1,071			$13,924
	6/11/2010	9/24/2009									1,042			$13,924
	6/25/2010	4/16/2010									1,041			$13,924
	7/9/2010	4/16/2010									1,033			$13,924
	7/23/2010	4/16/2010									1,133			$13,924
	8/6/2010	4/16/2010									1,097			$13,924
	8/20/2010	4/16/2010									1,205			$13,924
	9/3/2010	4/16/2010									1,167			$13,924
	9/17/2010	4/16/2010									1,139			$13,924
	10/1/2010	4/16/2010									1,170			$13,924
	10/15/2010	4/16/2010									1,148			$13,924
	10/29/2010	4/16/2010									1,109			$13,924
	11/12/2010	4/16/2010									1,082			$13,924
	11/26/2010	4/16/2010									1,174			$13,924
	12/10/2010	4/16/2010									956			$13,924
	12/24/2010	4/16/2010									968			$13,924

(1)	All awards were made under the 2008 Incentive Compensation Plan as approved by shareholders on April 15, 2008.

(2)

In September 2009, the Compensation Committee amended the Company’s approved executive compensation structure to comply with the TARP standards for compensation. Awards approved by the Compensation Committee on September 24, 2009 and April 16, 2010 reflect salary adjustments for the Named Executive Officers made in the form of immediately vested phantom stock units, which are granted each pay period. Awards approved by the Compensation Committee on September 24, 2009, will be settled solely in cash on the earlier of June 15, 2011 or the executive’s death. Awards approved by the Compensation Committee on April 16, 2010 will be settled solely in cash half on the earlier of June 15, 2012 and June 15, 2013 or the executive’s death. The actual value to be paid to each executive on the settlement date is dependent upon the Company’s closing stock price on each grant date and the closing stock price on the settlement date, which may be higher or lower than the grant date fair value referenced above. The executive has no rights as a shareholder as to the phantom stock units, no rights to receive dividends, no rights to vote, and no right to transfer the units. The grant dates of these awards differ from the approval date of September 24, 2009 and April 16, 2010 as awards were paid as salary at the end of each pay period commencing on January 8, 2010.

(3)

Includes incentive awards made under the Annual Incentive Plan. There were no payments made under the Annual Incentive Plan in 2010 as indicated in the “Non-Equity Incentive Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

(4)	There were no Equity Incentive Plan Awards made in 2010.

(5)	Grant Date Fair Value of Stock Awards granted on January 8, 2010 calculated as [total number of shares] multiplied by [$11.09].

Grant Date Fair Value of Stock Awards granted on January 22, 2010 calculated as [total number of shares] multiplied by [$12.10].

Grant Date Fair Value of Stock Awards granted on February 5, 2010 calculated as [total number of shares] multiplied by [$11.26].

Grant Date Fair Value of Stock Awards granted on February 19, 2010 calculated as [total number of shares] multiplied by [$12.23].

Grant Date Fair Value of Stock Awards granted on March 5, 2010 calculated as [total number of shares] multiplied by [$12.73].

Grant Date Fair Value of Stock Awards granted on March 19, 2010 calculated as [total number of shares] multiplied by [$13.30].

Grant Date Fair Value of Stock Awards granted on April 2, 2010 calculated as [total number of shares] multiplied by [$13.59].

Grant Date Fair Value of Stock Awards granted on April 16, 2010 calculated as [total number of shares] multiplied by [$14.20].

Grant Date Fair Value of Stock Awards granted on April 20, 2010 calculated as [total number of shares] multiplied by [$14.80].

Grant Date Fair Value of Stock Awards granted on April 30, 2010 calculated as [total number of shares] multiplied by [$14.92].

Grant Date Fair Value of Stock Awards granted on May 14, 2010 calculated as [total number of shares] multiplied by [$14.08].

Grant Date Fair Value of Stock Awards granted on May 28, 2010 calculated as [total number of shares] multiplied by [$13.00].

Grant Date Fair Value of Stock Awards granted on June 11, 2010 calculated as [total number of shares] multiplied by [$13.36].

Grant Date Fair Value of Stock Awards granted on June 25, 2010 calculated as [total number of shares] multiplied by [$13.37].

Grant Date Fair Value of Stock Awards granted on July 9, 2010 calculated as [total number of shares] multiplied by [$13.48].

Grant Date Fair Value of Stock Awards granted on July 23, 2010 calculated as [total number of shares] multiplied by [$12.29].

Grant Date Fair Value of Stock Awards granted on August 6, 2010 calculated as [total number of shares] multiplied by [$12.69].

Grant Date Fair Value of Stock Awards granted on August 20, 2010 calculated as [total number of shares] multiplied by [$11.56].

Grant Date Fair Value of Stock Awards granted on September 3, 2010 calculated as [total number of shares] multiplied by [$11.93].

Grant Date Fair Value of Stock Awards granted on September 17, 2010 calculated as [total number of shares] multiplied by [$12.23].

Grant Date Fair Value of Stock Awards granted on October 1, 2010 calculated as [total number of shares] multiplied by [$11.90].

Grant Date Fair Value of Stock Awards granted on October 15, 2010 calculated as [total number of shares] multiplied by [$12.13].

Grant Date Fair Value of Stock Awards granted on October 29, 2010 calculated as [total number of shares] multiplied by [$12.56].

Grant Date Fair Value of Stock Awards granted on November 12, 2010 calculated as [total number of shares] multiplied by [$12.87].

Grant Date Fair Value of Stock Awards granted on November 26, 2010 calculated as [total number of shares] multiplied by [$11.86].

Grant Date Fair Value of Stock Awards granted on December 10, 2010 calculated as [total number of shares] multiplied by [$14.57].

Grant Date Fair Value of Stock Awards granted on December 24, 2010 calculated as [total number of shares] multiplied by [$14.39].

Outstanding Equity Awards at Year-End

The following table outlines outstanding long-term equity-based incentive compensation awards for the Named Executive Officers as of December 31, 2010. Each outstanding award is shown separately. Option Awards include non-qualified and incentive stock options, and stock appreciation rights. Stock awards include restricted stock, performance share awards and phantom stock units. The vesting schedule for each award is described in the footnotes to this table.

Outstanding Equity Awards at December 31, 2010

	Option Awards						Stock Awards(9)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(8) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin T. Kabat	150,000	—		—	$53.6250	4/2/2011	—		—	—	—
	50,000	—		—	$68.0100	4/22/2012	—		—	—	—
	60,000	—		—	$51.4600	3/28/2013	—		—	—	—
	55,000	—		—	$54.4000	4/19/2014	—		—	—	—
	62,377	—		—	$42.9000	4/8/2015	—		—	—	—
	60,000	—		—	$37.5800	1/23/2016	—		—	—	—
	71,100	—		—	$39.3600	4/7/2016	—		—	—	—
	175,000	58,333	(1)	—	$38.2700	4/9/2017	—		—	—	—
	300,000	200,000	(2)	—	$40.1000	4/23/2017	—		—	—	—
	134,616	134,615	(3)	—	$19.2600	4/15/2018	—		—	—	—
	—	350,000	(4)	—	$3.9600	4/21/2019	—		—	—	—
	—	—		—	—	—	87,500	(5)	$1,284,500	—	—
	—	—		—	—	—	106,244	(6)	$1,559,662	—	—
	—	—		—	—	—	281,884	(7)	$4,138,060	—	—
							—		—	509,898	$7,485,303

Daniel T. Poston	4,860	—		—	$61.7000	4/5/2011	—		—	—	—
	5,140	—		—	$61.7000	4/5/2011	—		—	—	—
	25,000	—		—	$68.0100	4/22/2012	—		—	—	—
	30,000	—		—	$51.4600	3/28/2013	—		—	—	—
	35,000	—		—	$54.4000	4/19/2014	—		—	—	—
	36,058	—		—	$42.9000	4/8/2015	—		—	—	—
	30,000	—		—	$37.5800	1/23/2016	—		—	—	—
	35,550	—		—	$39.3600	4/7/2016	—		—	—	—
	20,001	6,666	(1)	—	—	4/9/2017	—		—	—	—
	15,385	15,384	(3)	—	—	4/15/2018	—		—	—	—
	—	40,000	(4)	—	—	4/21/2019	—		—	—	—
	—	—		—	—	—	10,000	(5)	$146,800	—	—
	—	—		—	—	—	31,769	(6)	$466,369	—	—
	—	—		—	—	—	43,932	(7)	$644,923	—	—
	—	—		—	—	—	—		—	58,274	$855,462

Greg D. Carmichael	20,000	—		—	—	3/28/2013	—		—	—	—
	45,000	—		—	—	4/19/2014	—		—	—	—
	62,377	—		—	—	4/8/2015	—		—	—	—
	60,000	—		—	—	1/23/2016	—		—	—	—
	71,100	—		—	—	4/7/2016	—		—	—	—
	50,001	16,666	(1)	—	—	4/9/2017	—		—	—	—
	42,308	42,307	(3)	—	—	4/15/2018	—		—	—	—
	—	125,000	(4)	—	—	4/21/2019	—		—	—	—
	—	—		—	—	—	31,250	(5)	$458,750	—	—
	—	—		—	—	—	54,653	(6)	$802,306	—	—
	—	—		—	—	—	98,254	(7)	$1,442,373	—	—
	—	—		—	—	—	—		—	180,415	$2,648,492

	Option Awards						Stock Awards(9)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(8) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul L. Reynolds	75,000	—		—	$50.8125	4/5/2011	—		—	—	—
	75,000	—		—	$68.0100	4/22/2012	—		—	—	—
	60,000	—		—	$51.4600	3/28/2013	—		—	—	—
	45,000	—		—	$54.4000	4/19/2014	—		—	—	—
	46,154	—		—	$42.9000	4/8/2015	—		—	—	—
	30,000	—		—	$37.5800	1/23/2016	—		—	—	—
	35,550	—		—	$39.3600	4/7/2016	—		—	—	—
	25,000	8,333	(1)	—	$38.2700	4/9/2017	—		—	—	—
	23,078	23,076	(3)	—	$19.2600	4/15/2018	—		—	—	—
	—	80,000	(4)	—	$3.9600	4/21/2019	—		—	—	—
	—	—		—	—	—	20,000	(5)	$293,600	—	—
	—	—		—	—	—	34,633	(6)	$508,412	—	—
	—	—		—	—	—	52,445	(7)	$769,891	—	—
	—	—		—	—	—	—		—	114,293	$1,677,821

Robert A. Sullivan	60,000	—		—	$68.0100	4/22/2012	—		—	—	—
	65,000	—		—	$51.4600	3/28/2013	—		—	—	—
	60,000	—		—	$54.4000	4/19/2014	—		—	—	—
	62,377	—		—	$42.9000	4/8/2015	—		—	—	—
	60,000	—		—	$37.5800	1/23/2016	—		—	—	—
	71,100	—		—	$39.3600	4/7/2016	—		—	—	—
	50,001	16,666	(1)	—	$38.2700	4/9/2017	—		—	—	—
	40,385	40,384	(3)	—	$19.2600	4/15/2018	—		—	—	—
	—	87,500	(4)	—	$3.9600	4/21/2019	—		—	—	—
	—	—		—	—	—	21,875	(5)	$321,125	—	—
	—	—		—	—	—	32,349	(6)	$474,883	—	—
	—	—		—	—	—	49,450	(7)	$725,922	—	—
	—	—		—	—	—	—		—	129,448	$1,900,297

(1)	All unexercisable shares will vest on April 9, 2011.

(2)	One-half of the unexercisable shares will vest on each of April 23, 2011 and 2012.

(3)	One-half of the unexercisable shares will vest on each of April 15, 2011 and 2012.

(4)

One-fourth of the unexercisable shares will vest on each of April 21, 2011, 2012, and 2013. One-fourth of the unexercisable shares were scheduled to vest on April 21, 2010, however vesting was suspended to comply with TARP restrictions.

(5)

One-third of the unvested shares will vest on each of April 21, 2011 and 2012. The remaining one-third of the unvested shares was scheduled to vest on April 21, 2010, however vesting was suspended to comply with TARP restrictions.

(6)	All unvested shares are scheduled to vest on April 20, 2013.

(7)

As referenced in the Compensation Discussion and Analysis section of this proxy statement, the Summary Compensation table and the Company’s 8-K filed in September 2009, the Compensation Committee amended the Company’s approved executive compensation structure to comply with the TARP standards for compensation. Awards reflect salary for the Named Executive Officers made in the form of immediately vested phantom stock units, which are granted each pay period and a portion of which will be settled solely in cash on the earlier of June 15, 2011, 2012, 2013 or the executive’s death. The actual value to be paid to each executive on the settlement date is dependent upon the Company’s closing stock price on each grant date and the closing stock price on the settlement date, which may be higher or lower than the market value referenced above.

(8)

All Equity Incentive Plan Awards in this column are settled one-half in cash and one-half in shares of Company stock only after threshold performance or greater is achieved. Awards will vest three years from the date of grant, subject to achievement of stated performance goals:

Of the amount shown for Mr. Kabat, 39,468 will vest on April 15, 2011, and 470,430 will vest on April 21, 2012.

Of the amount shown for Mr. Poston, 4,511 will vest on April 15, 2011, and 53,763 will vest on April 21, 2012.

Of the amount shown for Mr. Carmichael, 12,404 will vest on April 15, 2011, and 168,011 will vest on April 21, 2012.

Of the amount shown for Mr. Reynolds, 6,766 will vest on April 15, 2011, and 107,527 will vest on April 21, 2012.

Of the amount shown for Mr. Sullivan, 11,840 will vest on April 15, 2011, and 117,608 will vest on April 21, 2012.

(9)	Values are based on December 31, 2010 closing price of the Company’s common stock of $14.68 and are based on achievement of target performance.

Option Exercises and Stock Vested

The following table outlines stock options exercised, restricted stock vested, and phantom stock units vested during 2010. The Named Executive Officers did not exercise any options or SARs in 2010. The dollar figures in the table below reflect the value on the vesting date for Stock Awards.

2010 Option Exercises & Stock Vested

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin T. Kabat	—	—	206,655	$2,660,170
Daniel T. Poston	—	—	43,823	$560,900
Greg D. Carmichael	—	—	84,836	$1,086,492
Paul L. Reynolds	—	—	45,467	$582,109
Robert A. Sullivan	—	—	52,639	$675,335

(1)	There were no option exercises for Named Executive Officers in 2010.

(2)	Amounts include salary for the Named Executive Officers made in the form of immediately vested phantom stock units, which are granted each pay period and portions of which will be settled solely in cash on the earlier of June 15, 2011, 2012, 2013 or the executive’s death. The actual value to be paid to each executive on the settlement date is dependent upon the Company’s closing stock price on each grant date and the closing stock price on the settlement date, which may be higher or lower than the value realized on vesting as referenced above. Amounts also include performance share awards that vested and were settled in cash in 2010.

Pension Benefits

The following table illustrates the payments in connection with retirement, shown for each retirement plan. The table shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer under each of The Fifth Third Bancorp Master Retirement Plan (the “Master Retirement Plan”) and The Fifth Third Bancorp Supplemental Retirement Income Plan (“SERP”) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s Financial Statements (disclosed in footnote 22 “Retirement and Benefit Plans” located on pages 108-110 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010). The purpose of the SERP is to provide benefits that would have been provided by the Master Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits.

The Master Retirement Plan and SERP were frozen as of November 15, 1998 except for employees who were at least age 50 and had 15 years of credited service as of December 31, 1998. For the purpose of computing a benefit under these Plans on December, 31, 2010, Mr. Kabat has a frozen benefit related to his service with Old Kent Financial Corporation. His annual benefit at age 65 would be approximately $65,400. Mr. Reynolds has a frozen benefit related to his service with Fifth Third. His annual benefit under the Master Retirement plan at age 65 would be approximately $10,339. Mr. Reynolds also has a frozen benefit in the SERP and that benefit would be paid in a lump sum. Assuming he terminated on December 31, 2010, his lump sum payment in 2011 would be $20,334. Messrs. Poston, Carmichael and Sullivan joined the Company after these plans were frozen and therefore are not eligible to participate.

The figures in the table below were calculated as of December 31, 2010 using the earliest age (or current age, if older) at which the Named Executive Officer may retire under the plan without a reduction of benefits due to age.

The benefits under the Master Retirement Plan for Mr. Kabat are calculated using the highest five out of the last 10 years of eligible wages, which generally includes W-2 pay including pre-tax deferrals. The normal benefit is equal to 1.68% of average monthly compensation plus 0.625% of average monthly earnings in excess of his Social Security covered compensation. This monthly benefit was converted to a present value in the table below. Mr. Kabat will not be eligible for early retirement until age 55.

The benefits under the Master Retirement Plan for Mr. Reynolds are calculated using the highest five consecutive years out of the last 10 years of eligible wages, which generally includes Base Pay and Variable Compensation. The normal benefit is equal to 30.5% of average monthly compensation minus 11.1% of average monthly compensation up to Social Security Covered Compensation. This benefit is then multiplied by the ratio of his credited years of service to his credited service at age 60. This benefit was converted to a present value in the table below. Mr. Reynolds is not eligible for early retirement until age 55. Mr. Reynolds’ SERP benefit mirrors the qualified defined benefit plan except that it provides benefits that are lost under the qualified plan due to IRS qualified plan limits.

Mr. Reynolds’ credited service is as of the date that the Master Retirement Plan and the SERP was frozen on November 15, 1998. His service with the company is over 20 years.

Mr. Kabat’s credited service is as of the date the Old Kent Retirement Income Plan was frozen on March 10, 2002. His actual service with the Company is over 28 years.

2010 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During 2010 ($)
Kevin T. Kabat	Master Retirement Plan	19.75		$447,100	—
Daniel T. Poston	—	—		—	—
Greg D. Carmichael	—	—		—	—
Paul L. Reynolds	Master Retirement Plan SERP	8.0 8.0	$ $	107,700 27,600	—
Robert A. Sullivan	—	—		—	—

There is no additional value under either the Master Retirement Plan or the SERP for either Mr. Kabat or Mr. Reynolds upon termination.

Nonqualified Deferred Compensation

The Company maintains a Nonqualified Deferred Compensation Plan that allows participant and Company contributions.

Participants are able to defer all but $50,000 of their base salary and 100% of their annual cash incentive compensation award. Beginning January 1, 2007, participants were able to diversify their investments into the same investment alternatives as are available in the Company’s 401(k) plan.

In addition, the Company makes contributions for loss of qualified 401(k) plan and/or discretionary contributions due to base salary or annual cash incentive compensation deferrals or due to wage and/or contribution limitations under the qualified 401(k) plan. The Company’s contribution to this plan is determined by taking the participant’s eligible wages above the qualified 401(k) plan compensation limits ($245,000 for 2010) and applying the Company’s 401(k) match (4%) and discretionary contribution (3% for 2010) percent. If other qualified plan 401(k) limitations applied, the participants would also have contributions made to the plan for those limitations.

Distributions may be made in a lump sum or in up to ten annual installments. The Named Executive Officers may elect when the payments commence. The earliest distribution is August of the calendar year following the year of retirement. The entire distribution may be made no later than the tenth calendar year following the year of retirement. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

The following table illustrates the nonqualified deferred compensation benefits by plan. It includes each Named Executive Officer’s and the Company’s contributions under the nonqualified plan as well as the earnings during 2010 but it does not reflect matching 401(k) or discretionary contributions made under the qualified plan.

2010 Nonqualified Deferred Compensation

Name	Plan(1)	Executive Contributions in 2010 ($)(2)	Registrant Contributions in 2010 ($)	Aggregate Earnings in 2010 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2010 ($)
Kevin T. Kabat	NQDC	$70,000	—	$213,882	—	$724,328
	2008 Incentive Compensation Plan- Phantom Stock Units	$2,055,860				$2,365,425

Daniel T. Poston	NQDC	—	—	$16,672	—	$65,581
	2008 Incentive Compensation Plan- Phantom Stock Units	$414,916		—		$476,545

Greg D. Carmichael	NQDC	—	—	$80,003	—	$556,915
	2008 Incentive Compensation Plan- Phantom Stock Units	$771,401				$852,920

Paul L. Reynolds	NQDC	$15,352	—	$55,530	—	$215,886
	2008 Incentive Compensation Plan- Phantom Stock Units	$424,564				$488,289

Robert A. Sullivan	NQDC	—	—	$51,673	—	$207,344
	2008 Incentive Compensation Plan- Phantom Stock Units	$360,244				$414,406

(1)	The Company maintains a nonqualified deferred compensation plan (“NQDCP”). The investments under this plan would produce earnings equal to those of any other shareholder who invested like money for the same time period during the year.

(2)

As referenced in the Compensation Discussion and Analysis section of this proxy statement, the Outstanding Equity Awards table and the Company’s 8-K filed in September 2009, the Compensation Committee amended the Company’s approved executive compensation structure to comply with the TARP standards for compensation. Amounts include salary for the Named Executive Officers made in the form of immediately vested phantom stock units, which are granted under the 2008 Incentive Compensation Plan each pay period and will be settled solely in cash on the earlier of June 15, 2011, 2012, 2013 or the executive’s death The executive contributions reflect the total grant date fair values. The actual value to be paid to each executive on the settlement date is dependent upon the Company’s closing stock price on each grant date and the closing stock price on the settlement date, which may be higher or lower than the contribution value and the aggregate balance as referenced above. The executive has no rights as a shareholder as to the phantom stock units, no rights to receive dividends, no rights to vote, and no right to transfer the units.

Potential Payments Upon Termination or Change in Control

The treatment of equity-based awards, under all termination scenarios, is dictated by the 2004 and 2008 Incentive Compensation Plans, which were approved by shareholders on March 23, 2004 and April 15, 2008 respectively. The design of the 2004 plan, including the vesting provisions under which equity awards continue to vest upon retirement and accelerate upon a Change in Control, was determined by the Committee to be appropriate and consistent with competitive practice among the Company’s peers at that time. The 2008 plan provides immediate vesting upon a Change in Control only upon involuntary separation from service within two years after a Change in Control (i.e., a double-trigger).

The Change-in-Control agreements were also determined by the Committee to provide appropriate benefits based on a competitive review of the Compensation Peer Group and published guidance from institutional shareholder groups such as Institutional Shareholder Services and CalPERS.

These arrangements fit into the Company’s overall compensation objectives as they are viewed to be competitive, but not excessive, relative to our Compensation Peer Group, and allow us to attract and retain qualified senior executives. However, these arrangements impact neither the compensation target levels which are based on market median compensation, nor the compensation awards which are based on a variety of performance factors, as described in this proxy statement.

The estimated payouts under a variety of termination scenarios for the Named Executive Officers are shown below. For all termination scenarios, the figures reflect unvested long-term equity-based incentive compensation awards as of December 31, 2010 and at the closing stock price ($14.68) on that date.

Voluntary or Without Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon termination. If the Named Executive Officer is retirement-eligible he would continue vesting in outstanding equity awards, the values of which are included in the table below. The Named Executive Officer’s termination would not result in enhanced retirement benefits beyond the benefits described in the Pension Benefits Section. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

With Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon termination. Under the terms of the 1998 Long Term Incentive Stock Plan and the 2004 and 2008 Incentive Compensation Plans, if the Named Executive Officer is retirement-eligible he may continue vesting in outstanding equity awards, the values of which are included in the table below. The Named Executive Officer’s termination would not result in enhanced retirement benefits. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

Death and Disability. Under the terms of the 2004 and 2008 Incentive Compensation Plans and the 1998 Long Term Incentive Stock Plan, all outstanding awards vest immediately. Performance shares are earned on a prorated basis based on the Named Executive Officer’s full months of service and are adjusted based on the achievement of the performance goals. The Named Executive Officers’ termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section. In the event of death, the defined benefit pension would be a 50% joint and survivor payout, the SERP death benefit would equal the regular termination benefit and the 401(k) Plan would immediately vest. Eligibility for other payouts would be determined in a manner consistent with all other officers.

Change in Control. As described in “Severance and Change-in-Control Benefits” in the Compensation Discussion and Analysis section, the Company maintains agreements with all of the Named Executive Officers, among others, providing for the payment of benefits upon termination following a change in control (a “triggering event”). In exchange for the payments and benefits of the agreement, the eligible Named Executive Officer must sign an agreement at the time of the triggering event to not compete with, nor solicit employees or customers from, the Company for a period of three years following the Executive Officer’s termination. Forms of these agreements were filed with the Company’s Current Report on Form 8-K filed on December 31, 2008. Equity awards were valued as of December 31, 2010 as described above.

The cash severance payment would be equal to 2.99 or 1.99 times the Named Executive Officer’s base salary plus their target annual cash incentive compensation award. In addition the Named Executive Officer would earn a pro-rated VCP award for the fiscal year of the termination. The table below reflects an assumed full-year VCP award at the target level.

Upon a change in control, as defined in the 2004 and 2008 Incentive Compensation Plans approved by shareholders on March 23, 2004 and April 15, 2008 respectively, outstanding equity awards (stock options, stock appreciation rights, and both service- and performance-based restricted stock) would vest immediately. This is true for all equity award recipients, not just for the Company’s Executive Officers. The value of performance shares would be calculated based on the current market value of the Company’s stock on the date of the change in control times the target number of performance shares determined on the date(s) of grant.

The Named Executive Officer would receive three additional years of age and service credit under the qualified and nonqualified defined contribution plans, three years of medical, dental and life insurance benefits, and the additional value, if any, of the pension benefit and SERP at age 60 (which are reflected in the Other Benefits and Potential Excise Tax Gross-Up category below) upon a triggering event. The Named Executive Officers’ termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section. In the event that the change-in-control benefits subject the Named Executive Officer to excise tax on excess parachute payments as outlined under Sections 280G and 4999 of the Internal Revenue Code, if a 10% reduction in the benefits would eliminate the excise tax, the Named Executive Officer’s benefits will be reduced to the extent necessary to avoid the excise tax. If the payment exceeds the limit by more than 10%, the Company will make a tax gross-up payment to reimburse the Named Executive Officer for the excise tax and associated income taxes.

Material differences in circumstances relate to retirement eligibility, as described above. As of December 31, 2010 two were retirement-eligible for some equity compensation award agreements, which provide for continuing vesting of their outstanding equity awards.

The Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009 prohibits payments to Named Executive Officers upon departure from the Company for any reason other than death or disability or a payment for services performed or benefits accrued. The table below contains the total payments under each termination scenario in compliance with the Interim Final rule. As payments resulting from a change in control are prohibited under the Interim Final Rule, the Change in Control table contains payments that would have otherwise been permitted under a change in control scenario prior to the Company being subject to the Capital Purchase Program.

Termination Scenarios1

Name	Voluntary or Without Cause	With Cause	Death or Disability
Kevin T. Kabat	—	—	$11,155,719
Daniel T. Poston	—	—	$1,563,062
Greg D. Carmichael	—	—	$4,206,707
Paul L. Reynolds	—	—	$2,671,450
Robert A. Sullivan	—	—	$2,900,452

1	Unvested equity and/or unvested retirement benefits are the only eligible form of payment in each of the termination scenarios.

Change in Control (prior to TARP Capital Purchase Program)

Name	Cash Severance	Unvested Equity	Other Benefits and Potential Excise Tax Gross-Up	Total
Kevin T. Kabat	$9,180,000	$20,987,377	$14,110,875	$44,278,252
Daniel T. Poston	$2,000,000	$2,686,672	$2,125,315	$6,811,987
Greg D. Carmichael	$5,330,000	$7,715,950	$5,930,195	$18,976,145
Paul L. Reynolds	$2,619,000	$4,915,930	$4,230,492	$11,765,422
Robert A. Sullivan	$3,506,683	$5,360,790	$3,982,553	$12,850,026

Director Compensation

The following table illustrates the 2010 compensation structure for non-employee Directors. Employee Directors receive no compensation for their Board service. In addition to the compensation described below, each Director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Element of Compensation	2010 Amount
Annual retainer (cash) [1]	$50,000
Annual committee chair retainer (cash) [2]	$10,000
Board meeting fees – per meeting (cash)	$1,500
Committee meeting fees – per meeting (cash)	$1,500
Restricted stock award [3] (common stock)	$75,000

1	$125,000 for Chairman and $130,000 for Lead Director

2	$15,000 for Audit Committee Chair

3	$250,000 for Chairman. Restricted stock vests four years after the date of grant.

The Company’s 2008 Incentive Compensation Plan provides that the Compensation Committee has full authority to provide equity-based or other incentive awards to non-employee Directors. Equity-based awards shown in the table below were granted under the 2008 Incentive Compensation Plan. The Company has a stock ownership guideline for its Directors of shares having a value equal to at least $250,000.

Pursuant to a Deferred Compensation Plan, Directors may annually defer from one-half to all of their compensation as Directors until age 65 or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid at an annually adjusted rate equal to 1% over the U.S. Treasury bill rate or Directors may elect to receive a return on deferred funds at a rate equal to the rate of return on the Company’s common stock.

The following table summarizes the compensation earned by or awarded to each non-employee Director who served on the Board of Directors during 2010. The Stock Awards and Option Awards columns in the table display the grant date fair value associated with the equity awards. The amounts listed in the Stock Awards column represent the restricted stock award that vests four years after the grant date. The award relates to the fiscal year in which it was granted. Directors did not receive any Option Awards or Non-Equity Incentive Plan Compensation in 2010.

2010 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) (3) (4) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
Darryl F. Allen	$101,000	$75,003	—	—	—	$754	$176,757
Ulysses L. Bridgeman, Jr.	$95,000	$75,003	—	—	—	$641	$170,644
Emerson L. Brumback	$98,000	$75,003	—	—	—	$101	$173,104
James P. Hackett	$200,000	$75,003	—	—	—	$754	$275,757
Gary R. Heminger	$141,000	$75,003	—	—	—	$715	$216,718
Jewell D. Hoover	$107,000	$75,003	—	—	—	$101	$182,104
William M. Isaac	$125,000	$249,994	—	—	—	$370	$375,364
Mitchel D. Livingston, Ph.D.	$118,000	$75,003	—	—	—	$754	$193,757
Hendrik G. Meijer	$95,500	$75,003	—	—	—	$754	$171,257
John J. Schiff, Jr.	$77,000	$75,003	—	—	—	$754	$152,757
Dudley S. Taft	$128,000	$75,003	—	—	—	$754	$203,757
Thomas W. Traylor	$32,500	—	—	—	—	$672	$33,172
Marsha C. Williams	$135,000	$75,003	—	—	—	$501	$210,504

(1)	Outstanding Stock Awards for Directors totaled 220,234 shares as of December 31, 2010.

(2)	There were no options awarded to Directors in 2010. Outstanding Option Awards for Directors totaled 85,500 shares as of December 31, 2010.

Director	Number of Option Awards:
Darryl F. Allen	12,000
Ulysses L. Bridgeman, Jr.	2,000
Emerson L. Brumback	—
James P. Hackett	12,000
Gary R. Heminger	1,000
Jewell D. Hoover	500
William M. Isaac	—
Mitchel D. Livingston, Ph.D.	12,000
Hendrik G. Meijer	12,000
John J. Schiff, Jr.	10,000
Dudley S. Taft	12,000
Thomas W. Traylor	12,000
Marsha C. Williams	—

(3)	The full fair value of stock awards granted in 2010 totaled $1,075,025:

Name	Grant Date	Shares Granted	Grant Date Fair Value of Restricted Stock Awards
Darryl F. Allen	4/30/2010	5,027	$75,003
Ulysses L. Bridgeman, Jr.	4/30/2010	5,027	$75,003
Emerson L. Brumback	4/30/2010	5,027	$75,003
James P. Hackett	4/30/2010	5,027	$75,003
Gary R. Heminger	4/30/2010	5,027	$75,003
Jewell D. Hoover	4/30/2010	5,027	$75,003
William M. Isaac	6/21/2010	18,477	$249,994
Mitchel D. Livingston, Ph.D.	4/30/2010	5,027	$75,003
Hendrik G. Meijer	4/30/2010	5,027	$75,003
John J. Schiff, Jr.	4/30/2010	5,027	$75,003
Dudley S. Taft	4/30/2010	5,027	$75,003
Thomas W. Traylor	—	—	—
Marsha C. Williams	4/30/2010	5,027	$75,003

(4)	Assumptions used in determining fair value are disclosed in footnote 25 “Stock Based Compensation” located on pages 112-115 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(5)	Amounts in this column represent restricted stock dividends.

Beneficial Ownership

The following table sets forth certain information regarding the Named Executive Officers’ beneficial ownership of the Common Stock of the Company as of December 31, 2010:

Title of Class	Name of Officer	Number of Shares (1)	Percent of Class
Common Stock	Kevin T. Kabat		1,454,390.1824%
Common Stock	Daniel T. Poston		292,302.0367%
Common Stock	Greg D. Carmichael		468,839.0589%
Common Stock	Paul L. Reynolds		501,192.0630%
Common Stock	Robert A. Sullivan		618,144.0776%

(1)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights and shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. These individuals have the right to acquire the shares indicated after their names, upon the exercise of currently exercisable (or exercisable within 60 days of December 31, 2010) stock options and stock appreciation rights, respectively: Mr. Kabat, 260,000 and 858,093; Mr. Poston, 65,000 and 171,994; Mr. Carmichael, 20,000 and 330,786; Mr. Reynolds, 210,000 and 204,782; and Mr. Sullivan, 125,000 and 343,863. The amounts listed for Stock Appreciation Rights represent the number of rights that may be exercised; the actual number of shares delivered will vary based on the stock’s appreciation over the grant price at the time of exercise.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 were required for those persons, the Company believes that, for the period January 1, 2010 through December 31, 2010, its Executive Officers and Directors complied with all filing requirements applicable to them, except for a disposition by a third party administrator of shares held in Mr. William Isaac’s investment management account without Mr. Isaac’s knowledge or approval and a grant to Ms. Mary Tuuk that were not timely disclosed. Each of these was subsequently included in reports filed on Form 4 with the SEC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2010 the Compensation Committee members were Messrs. Heminger, Livingston, Meijer, and Brumback. Mr. Brumback became a member of the Compensation Committee in 2010. No Executive Officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Compensation Practices and Risk Assessment. As required by TARP and discussed on page 22 of the CD&A, Fifth Third has reviewed its executive and other incentive programs to determine if their design and/or metrics encourage unnecessary and or material risk taking. The Committee believes, based on the provisions and actions described below, that they do not.

Executive Incentive Programs. The compensation program for executive officers currently includes base salary, a fixed component of compensation. Senior Executive Officers, who were covered by TARP, received a significant portion of their salary in phantom stock units, which was also fixed but whose value will be tied to company stock which is non-transferable until June 2011 through June 2013. Any long term incentive award was in the form of restricted stock with holding period requirements as long as the company was a TARP participant.

The current incentive compensation awards available to other executives and employees based on corporate performance are made under the Variable Compensation Plan (VCP) and the Company’s long-term incentive plan. These plans contain the following risk-limiting characteristics:

•

Variable Compensation Plan awards are not tied to formulas that could focus executives on specific short-term outcomes. The VCP, as discussed in the CD&A section, is based on a variety of factors evaluated by the Compensation Committee. The factors include core earnings, capital adequacy, operating performance and efficiency, as well as liquidity

•

Individual awards are also based on a number of factors including corporate results, business unit results, as well as individual factors, performance against specific individual goals and demonstrating the Company’s core values. This detailed review of individual performance, including any activities that might have risk to the Company, is complete before any awards are paid under the VCP

•

Annual incentive award funding is limited by the terms of the Variable Compensation Plan (VCP) to a maximum funding level by position, with a specific funding maximum of 225% of target. This level of funding is only attainable in the event the Company has significantly exceeded all financial, operational, strategic, and credit performance expectations

•

Members of the Compensation Committee approve the final Variable Compensation Plan awards at their discretion, after a review of executive and corporate performance, absolute and relative to peers, negating the ability of an executive to determine his or her award through actions that may include unnecessary risk

•

A significant portion of the Senior Executives’ target total direct compensation is made in the form of long-term incentives, which aligns the interests of executive officers to long-term shareholder interests.

•

Individual long-term incentive awards are made in a combination of vehicles, each with their own vesting provisions; the linkage to the long-term success of the Company and its stock price does not incent unnecessary risks to increase Company stock price

•	All awards made to the Senior Executive Officers are subject to claw back recovery provisions.

•	Executive officers are subject to executive stock ownership and holding guidelines

The Chief Risk Officer initiated a review of all compensation plans with the Committee for the Senior Executive Officers. Based on the findings of that review, the Chief Risk Officer and the Committee concluded that these plans do not encourage unnecessary or excessive risk taking.

Non executive incentive plans. The Company’s business model does not generally include areas that are engaged in activities regarded as having significant inherent risk, such as mortgage-backed securities and proprietary trading. However, there are some inherent risks within the Company’s core business units that require appropriate controls to ensure that business activities are within the risk profile established for the Company. In addition to the controls implemented to manage the overall risks of the Company, the Chief Risk Officer and senior risk officers developed a review process for all employee incentive plans. The senior risk officers applied this review process to employee incentive plans to evaluate the plans for credit, market, compliance and operational risk. Additionally, the senior risk officers served as members of incentive design teams, which allowed them to identify areas of improvement and make recommendations for enhancing risk mitigation within the plans. The results of this review and the resulting plan enhancements were presented to the Committee by the Chief Risk Officer. Based on the findings of the risk assessment and actions implemented, the Chief Risk Officer and the Committee determined that the employee incentive plans did not motivate employees to take unnecessary or excessive risks, and that the Company adequately met the risk assessment and control requirements under TARP.

In addition to the above, and in accordance with the requirements set forth in the TARP Standards for Compensation and Corporate Governance, the Compensation Committee certifies that:

(1)	It has reviewed with senior risk officers the Senior Executive Officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Fifth Third Bancorp;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Fifth Third Bancorp; and

(3)	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Fifth Third Bancorp to enhance the compensation of any employee.

The Company also employs policies and procedures to ensure that all incentive payments made to employees are reviewed and approved by the appropriate levels of management prior to payment. Additionally, all cash and long-term incentive awards made to employees are subject to recovery by the Company in the event that the recipient violates any of the provisions in these agreements, which includes failure to adhere to the Company’s guidelines on risk and compliance.

The Compensation Committee (“the Committee”) has reviewed and discussed with Management the preceding Compensation Discussion and Analysis (“CD&A”) as well as the accompanying tables set forth thereafter. Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Gary R. Heminger, Chairman

Hendrik G. Meijer

Mitchel D. Livingston, Ph.D.

Emerson Brumback

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter adopted by the Board of Directors (“Board”), which may be found in the Corporate Governance Section of the Company’s website at www.53.com, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2010, the Committee met twelve (12) times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the Securities and Exchange Commission with the Chief Executive Officer, Chief Financial Officer, Controller and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent registered public accounting firm and internal auditors, their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by PCAOB AU 380, Communication with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firms’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2010, and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2010 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assertion on the design and effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm has the responsibility for the audits of those consolidated statements and of the effectiveness of internal control over financial reporting.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements and report on the effectiveness of internal control over financial reporting be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Committee also appointed the independent registered public accounting firm for 2011.

Darryl F. Allen, Chairman

Emerson L. Brumback

Jewell D. Hoover

Marsha C. Williams

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2010 and December 31, 2009 by the Company’s independent registered public accounting firm Deloitte & Touche LLP.

	December 31,
	2010	2009
Audit Fees	$3,184,907	$3,671,487
Audit-Related Fees(a)	854,383	2,144,881
Tax Fees(b)	218,437	151,899
All Other Fees(c)	42,475	258,898

	$4,300,202	$6,227,165

(a)	Includes fees for services related to benefit plan audits, common trust fund audits, stand-alone audits of certain businesses, examinations of management’s assertion, reports pursuant to Statement on Auditing Standards No. 70, loan servicing reports and trust compliance.

(b)	Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2010 $109,750 represents fees for tax compliance services and $108,687 represents fees for tax consulting and planning services and for 2009 $106,099 represents fees for tax compliance services and $45,800 represents fees for tax consulting and planning services.

(c)	Includes fees for agreed-upon procedures related to student loans, title insurance company and other compliance requirements, and other permitted advisory services. The Audit Committee has concluded that the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of fees paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP during 2010 or 2009 pursuant to this exception.

CERTAIN TRANSACTIONS

The Charter of the Company’s Compensation Committee requires that the Compensation Committee pre-approve all related party or affiliate transactions between the Corporation and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited, other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O.

Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary banks to various of its Directors, Executive Officers and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than a normal risk of collectibility or did not present other features unfavorable to the Company.

COMPANY PROPOSAL 1:

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent registered public accounting firm for the Company for the year 2011. The firm has served as independent auditors for the Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving Deloitte & Touche LLP as the Company’s independent registered public accounting firm is rejected by the shareholders then the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE RESOLUTION.

COMPANY PROPOSAL 2:

PROPOSAL TO APPROVE THE FIFTH THIRD BANCORP 2011 INCENTIVE COMPENSATION PLAN

(Item 3 on Proxy Card)

On January 18, 2011, subject to shareholder approval, the Company’s Board of Directors adopted the Fifth Third Bancorp 2011 Incentive Compensation Plan (the “Plan”), based on recommendation from its Compensation Committee. If approved by the shareholders, the Plan would succeed the Fifth Third Bancorp 2008 Incentive Compensation Plan, adopted by the Company’s Board of Directors on January 19, 2008 and approved by the Company’s shareholders by vote at a meeting held on April 15, 2008 (the “Predecessor Plan”). As of December 31, 2010, 9.6 million shares remained eligible for issuance and 46.8 million shares were subject to outstanding awards under the Predecessor Plan. Upon approval of the Plan by the shareholders, a portion (as described more fully below) of the authorized but unused shares under the Predecessor Plan will be available for issuance under the Plan and no further awards would be made under the Predecessor Plan. Outstanding awards made under the Predecessor Plan will continue to be governed by the terms of that plan. Shares subject to those awards which are not issued or are cancelled by reason of the failure to earn the shares under the award, or the cancellation, forfeiture or expiration of the award, will be available for issuance pursuant to Awards made under the Plan.

The Company is asking shareholders to authorize a number of shares available under the Plan at a level that the Company believes will, on the basis of current assumptions, be sufficient for awards during the three-year period beginning in 2011. Approval of the Plan will increase by up to 39,000,000 shares, the number of shares authorized by the shareholders for issuance under such awards.

The following description sets forth the material terms of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan attached as Annex 1 to this Proxy Statement. All capitalized terms which are not defined herein are defined in the Plan.

Purpose

The Plan is intended to promote the success of the Company and its subsidiaries by providing incentives to employees, directors and consultants of the Company and subsidiaries that will link their personal interests to the financial success of the Company and its subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its subsidiaries in their ability to attract and retain the services of employees, directors and consultants upon whose judgment, interest and special effort the successful conduct of their operations is largely dependent.

Plan Highlights

The Plan will enable the Company to maintain strict corporate governance practices in granting equity to employees that the Company believes are consistent with the interests of shareholders, including:

•

Limit on Shares Authorized: The Plan authorizes the issuance of up to 39,000,000 shares, which together with up to 4,500,000 shares carrying over from the Predecessor Plan represents approximately 4.74% of the Company’s issued and outstanding Common Shares as of February 28, 2011. The Company believes these shares will be sufficient for awards during the three-year period beginning in 2011.

•

Limit on Shares Issued for Full Value Awards: The Plan has been structured to limit the number of shares which may be issued under full value awards, which are awards other than stock appreciation rights and stock options. Under the Plan, after 4,500,000 shares are issued under full value awards, additional shares, if any, issued under full value awards will have the effect of reducing the aggregate shares available for issuance on a 1.76-to-one basis.

•

No Liberal Share Recycling Provisions: The Plan provides that the following shares will not be added back (recycled) to the aggregate Plan limit: (1) shares tendered in payment of the option price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with proceeds from option exercises. In addition, the Plan provides that the gross number of stock appreciation rights exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares which may be issued under the Plan.

•

Minimum Vesting and Restricted Period: Not more than 3,900,000, or approximately 10% of the up to 39 million additional shares requested to be available for issuance, may be issued under full value awards (other than performance-based awards), vesting prior to the third anniversary of the date of grant, although such awards may provide for earlier vesting in certain circumstances.

•

No Discount Stock Appreciation Rights or Stock Options: The Plan prohibits the grant of stock appreciation rights or stock options with an exercise price less than the fair market value of our stock on the date of grant. Fair market value is the closing price of our stock on the date of grant.

•	No Repricing of Stock Appreciation Rights or Stock Options: The Plan prohibits the repricing of stock appreciation rights and stock options without shareholder approval.

•	No Dividend Equivalents Paid on Unvested Performance Awards: The Plan prohibits payment of dividends or dividend equivalents on performance-based awards until those awards are earned and vested.

•

Protective Provisions: The Plan authorizes the Committee to include clawback, holding period or other protective provisions in the terms of any award. Clawback provisions enable the Company to recover amounts which were paid or earned based upon financial statements or other metrics which subsequently prove to be erroneous. Holding period requirements mandate that participants retain earned shares in order to further link their interests to the long-term interests of the shareholders. Other protective provisions, such as conditioning an award upon the participant’s consent to restrictive covenants, are additional ways through which participants’ interests and those of the Company can be aligned.

•

Double-Trigger Vesting on Change in Control: A change in control does not, by itself, trigger full vesting of awards under the Plan. Instead, so long as outstanding awards or qualifying replacement awards continue after the change in control full vesting will not be triggered at the time of the change in control (accelerated vesting in this circumstance is often referred to as “single-trigger” vesting). The continuing awards or replacement awards will continue under their pre-change in control vesting and other terms, except that full vesting will be triggered in the event of the participant’s employment is involuntarily terminated (delaying any vesting acceleration until involuntary termination after a change in control is often referred to as “double-trigger” vesting). Any outstanding awards which are not continued or for which qualifying replacement awards are not made will vest in full upon the change in control.

•	Material Amendments to the Plan Require Shareholder Approval: The Plan states that a material amendment to the Plan will not be effective unless approved by the Company’s shareholders.

•	Independent Committee Administration: The Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

Awards and Shares Authorized under Existing Plans

The following table presents additional information relevant in consideration of this Proposal:

Plan Category (shares in thousands)	Number of Shares to Be Issued Upon Exercise		Weighted- Average Exercise Price		Shares Available for Future Issuance
Equity compensation plans approved by shareholders:					9,601	(a)
SARs	(b	)	(b	)		(a)
Restricted stock	5,158		N/A			(a)
Stock options (c)	10,333		$57.02			(a)
Phantom stock units	(d	)	N/A		N/	A
Performance units	(e	)	N/A			(a)
Performance-based restricted stock	—		N/A			(a)
Employee stock purchase plan					10,434	(f)

Total shares	15,491				20,035

(a)	Under the 2008 Incentive Compensation Plan, 33 million shares of stock were authorized for issuance as incentive and nonqualified stock options, SARs, restricted stock and restricted stock units, performance units and performance restricted stock awards.

(b)	The number of shares to be issued upon exercise will be determined at vesting based on the difference between the grant price and the market price at the date of exercise.

(c)	Excludes 1.5 million outstanding options awarded under plans assumed by the Bancorp in connection with certain mergers and acquisitions. The Bancorp has not made any awards under these plans and will make no additional awards under these plans. The weighted-average exercise price of the outstanding options is $18.09 per share.

(d)	Phantom stock units are settled in cash.

(e)	The number of shares to be issued is dependent upon the Bancorp achieving certain predefined performance targets and ranges from zero shares to approximately 400 thousand shares.

(f)	Represents remaining shares of Fifth Third common stock under the Bancorp’s 1993 Stock Purchase Plan, as amended and restated, including an additional 1.5 million shares approved by shareholders on March 28, 2007 and an additional 12 million shares approved by shareholders on April 21, 2009.

Administration

The Compensation Committee of the Board of Directors (the “Committee”) will administer the Plan. The Committee is composed solely of three or more directors each of whom qualifies as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each member of the Committee also meets the director independence criteria under the applicable NASDAQ Global Select Market listing rules. The Committee has broad discretion and authority to, among other things, select the officers, employees, directors and consultants to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards.

The Committee will have full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to the Chief Executive Officer, to other officers or to the Company’s Pension, Profit Sharing and Medical Committee (or any similar or successor committee), provided that such delegation will not extend to actions with respect to awards made to “covered employees,” as defined in Code Section 162(m), or to “officers” for purposes of Rule 16b-3 under the Exchange Act.

Eligibility

Any officer, employee, director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. As of December 31, 2010 there were approximately 22,000 employees and12 directors of the Company and its subsidiaries and affiliates. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.

Shares Available for Future Awards and Awards Outstanding

As of December 31, 2010, a total of approximately 9.6 million shares of Common Stock remained available for future award under the Predecessor Plan and there were outstanding awards of approximately 10.3 million previously granted stock options, which have a weighted-average exercise price of $57.02 per share and a weighted-average term of 1.3 years, as well as outstanding awards of approximately 31.2 million previously granted stock appreciation rights, which have a weighted-average exercise price of $24.67 per share and a weighted-average term of 6.8 years, 200 thousand performance share awards and approximately 5.2 million shares of restricted stock under the Predecessor Plans. Of the shares available for future awards, 4.7 million shares remained for issuance within the Predecessor Plan’s limit on shares issuable under full value awards and no more than 4.5 million of these shares will be carried over and available for full value awards under the Plan (the “Full Value Award Pool”). If the Company’s shareholders approve the Plan, no further awards will be made under the Predecessor Plan.

The Plan provides that the total number of shares of Common Stock which may be issued pursuant to awards under the Plan may not exceed 39,000,000, plus the number of shares that may yet be issued under the Full Value Award Pool. The 39,000,000 shares plus the up to 4,500,000 shares in the Full Value Award Pool, represent approximately 4.74% of the Company’s outstanding Stock as of February 28, 2011.

To the extent that shares of Common Stock subject to an outstanding award under the Plan or the Predecessor Plan are not issued or are canceled by reason of the failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation, or expiration of such award, then such shares shall, to the extent of such forfeiture or cancellation, again be available for awards under the Plan. Shares of Common Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price of an award or of withholding taxes in respect of an award. Awards settled solely in cash shall not reduce the number of shares of Common Stock available for awards under the Plan. The exercise or settlement of an award of SARs reduces the shares of Common Stock available under the Plan in the gross number of SARs exercised or settled, not just the net amount of shares actually issued upon exercise or settlement of the award.

Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.

If the number of shares issued under full value awards exceed the number of shares in the Full Value Award Pool, the aggregate number of shares available for issuance under the Plan shall be reduced on the basis of 1.76 shares for each excess share issued. No more than 3,900,000 shares of Common Stock may be issued with respect to awards, other than stock appreciation rights, stock options, or performance-based awards, which at the date of grant are scheduled to fully vest prior to three years from the date of grant. In addition, to comply with Code Section 162(m), the Plan includes a limit of 1,000,000 shares of Common Stock as the maximum number of shares that may be subject to awards made to any one individual in any one calendar year.

The source of Common Stock issued with respect to awards may be authorized and unissued shares or shares that have been or may be reacquired in the open market, in private transactions, or otherwise. In the event of any corporate event or transaction, including, but not limited to, a change in the shares of Common Stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Plan.

Awards

A participant in the plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

The following types of awards may be granted under the Plan:

Stock Appreciation Rights (“SARs”). The Committee may grant SARs independently of any stock option or in tandem with all or any part of a stock option granted under the plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date the SAR is exercised over an amount equal to the Fair Market Value of a share of Common Stock on the date the SAR is granted. The Plan prohibits any reduction (repricing) of such grant date amount. The payment may be made in shares of Common Stock having a fair market value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination. Upon exercise of an SAR granted in conjunction with a stock option, the option may be required to be surrendered. Except in the event of certain corporate events or transactions, once a SAR is granted, the Committee shall have no authority to reduce the price fixed at the date of grant, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Company’s shareholders.

Restricted Stock and Restricted Stock Units. An award of Restricted Stock is an award of shares of Common Stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of Restricted Stock Units is an award of the right to receive a share of Common Stock after the expiration of a restricted period determined by the Committee. The Committee may also impose additional restrictions on an award of Restricted Stock or Restricted Stock Units, including, but not limited to, attainment of certain performance goals during the restricted period. Restricted Stock may be voted by the recipient. To the extent provided by the Committee, Restricted Stock and Restricted Stock Units may also include a dividend equivalent right under which the recipient will be entitled to receive all dividends and other distributions paid with respect to such shares, which will be paid to such recipient in cash or in additional Restricted Stock or Restricted Stock Units.

Performance Shares and Performance Units. Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to the Performance Units. The Committee may provide that a certain percentage of the number of Performance Shares or Units originally awarded may be earned based upon the attainment of the performance goals. Amounts earned under Performance Share and Performance Unit Awards may be paid in Common Stock, cash or a combination of both. During the applicable performance period for an award, the Performance Shares may be voted by the recipient and the recipient may be entitled to accrue dividend equivalent rights on those shares (which equivalents may only be paid if the underlying Performance Shares or Performance Units are earned and paid), at the discretion of the Committee.

Stock Options. Stock Options may be nonqualified stock options or incentive stock options that comply with Code Section 422. The exercise period for any Stock Option will be determined by the Committee at the time of grant. The exercise price per share for all shares of Common Stock issued pursuant to Stock Options under the Plan may not be less than 100% of the Fair Market Value of a share of Common Stock on the grant date. Each Stock Option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Plan limits the term of any Stock Option to 10 years and prohibits repricing of options.

Awards under Deferred Compensation or Similar Plans. Participants may receive the right to receive Common Stock or a fixed or variable share denominated unit granted under the Plan or any deferred compensation or similar plan established from time to time by the Company.

Annual Incentive Awards. Participants in the Plan may receive Annual Incentive Awards. Under an Annual Incentive Award, the participant may receive an amount based on the achievement of performance goals established by the Committee. As required by Code Section 162(m), the Plan provides an annual limit of $6,000,000 on the amount a single participant may earn under an Annual Incentive Award for any calendar year.

Other Incentive Awards. The Committee may grant other types of awards of which may be based in whole or in part by reference to Common Stock or upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe. As required by Code Section 162(m), the Plan provides an annual limit of $6,000,000 on the amount a single participant may earn under any such Other Incentive Award. For purposes of this limitation, any award earned over a period greater than one year is deemed to have been earned ratably over the full and partial calendar years in such period.

Performance Goals

As discussed under “Federal Income Tax Considerations” below, Section 162(m) of the Code disallows federal income tax deductions publicly-held companies for certain compensation in excess of $1,000,000 per year paid to each of the Company’s Chief Executive Officer and its other four most highly compensated executive officers (collectively, the “Covered Employees”). Under Section 162(m), compensation that qualifies as “other performance-based compensation” is not subject to the $1,000,000 deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than SARs and stock options, which are treated as “other performance-based compensation”) as “other performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the shareholders of the Company before the incentive compensation is paid.

For purposes of awards under the Plan intended to be performance-based awards, performance goals will be established by the Committee. For those types of awards under the Plan intended to meet the definition of “other performance-based compensation” the Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria:

•	return measures (including, but not limited to, total shareholder return, return on assets and return on equity);

•	earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income);

•	revenues;

•	expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense);

•	balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, investments);

•	enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings);

•	fair market value of the Common Stock; and

•	achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee.

These performance goals may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance goals and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period. Performance goals may be particular to a line of business, subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee, in establishing performance criteria and objectives applicable to such performance-based awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to, providing that the performance-based award shall be paid, vested or otherwise delivered solely as a function of the attainment of objective performance goals and objectives established by the Committee not later than 90 days after the performance period applicable to an award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed).

At the end of each performance period for an award to Covered Employees, the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Plan and applicable law.

Termination of Employment or Services

The disposition of each award held by a participant at termination of employment or service as a director or consultant will be as determined by the Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof. To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the Plan.

Change in Control

In the event of a Change in Control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead remain outstanding and continue to be governed by their terms. However, if within two years following a Change in Control, a participant is involuntarily terminated other than for cause, death or disability, or voluntarily terminates with good reason then upon such termination the awards will become fully vested (so-called “double-trigger” vesting). If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a Change in Control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a Change in Control, each SAR and Option then outstanding shall become fully vested and exercisable, all restrictions on Restricted Shares will lapse and all Restricted Share Units will become fully-vested, and any performance-based awards shall be deemed earned and shall be paid to the extent of the greater of:

•	the extent to which the performance goals applicable to such award have been met during the performance period up through and including the effective date of the Change in Control; or

•	the target award determined at the date of grant.

The treatment of Annual Incentive Awards or any other incentive awards under the Plan will be reflected in the applicable award grant agreement.

Other Provisions

In general, except to the extent provided by the Committee in the specific terms of an award or with respect to certain transfers of nonqualified stock options to certain family members or foundations for no value or other consideration, no award will be assignable or transferable except by will, the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants. Additionally, the Committee may specify in any award agreement that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment (clawback) upon the occurrence of certain specified events, such as payments based on financial statements or performance metrics which are subsequently determined to be erroneous, in addition to any otherwise applicable vesting or performance conditions.

The Company is subject to supervision and regulation by banking authorities. Regulations and guidance issued by banking authorities may from time to time impose certain compensation restrictions on the Company, its executive officers and certain other highly compensated employees. Awards made under the Plan will comply with such compensation restrictions to the extent applicable.

The receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant or the Company pursuant to an applicable deferral plan established by the Company or a subsidiary. Awards made and deferral of any amounts payable under the Plan are intended to comply with deferred compensation rules under Code Section 409A.

Effective Date, Amendment and Termination

If approved by the shareholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been issued according to the provisions of the Plan, provided, however, that no awards may be granted on or after the tenth anniversary of such date. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action shall materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the Company’s shareholders, no amendment or modification may increase the number of shares of Common Stock which may be issued under the Plan (except pursuant to an adjustment related to a corporate change affecting the Common Stock), expand the types of awards available to participants under the Plan, materially expand the class of persons eligible to participate in the Plan, delete or limit the provisions prohibiting the repricing of options or reduce the price at which shares may be offered under options, extend the termination date for making awards under the Plan, or become effective if such amendment or modification is required under the rules and regulations of the Nasdaq Global Select Market or another national exchange on which the Common Stock is then listed, or other applicable law, rules or regulations, to be approved by the shareholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan and to the Company. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock received and the amount of cash received. Shares of Common Stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

The Company is generally entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Stock Awards. A recipient of Restricted Stock, Performance Shares or any other awards of shares of Common Stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the Common Stock at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant of shares of Common Stock will have ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the Restricted Shares or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the Fair Market Value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company is generally entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Units. A recipient of units will generally be subject to tax at ordinary income rates on the Fair Market Value of any Common Stock issued or cash paid pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The Fair Market Value of any Common Stock received will generally be included in income (and a corresponding deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

The Company is generally entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

Incentive Stock Options. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Annual Incentive Award and Other Incentive Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

Other incentive awards. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

Code Section 162(m). Code Section 162(m) limits to $1 million annually, the deductibility of certain compensation received by a Covered Employee. The deduction limit does not apply to SARs, Stock Options and other performance-based compensation. While the Company was a participant in the TARP, the annual deduction limit under Section 162(m) was reduced to $500,000 and the deduction limit applied to all compensation, including SARs, stock options and performance-based compensation attributable to the periods during which we were participating in TARP. Accordingly, the Company’s deductions for compensation related to awards under the Plan may be limited application of Code Section 162(m).

New Plan Benefits

No determination has yet been made as to the amount or terms of any stock-based incentives or any future cash awards under the Plan.

For additional information concerning the Company’s compensation of its directors and executive officers, please see “Compensation Discussion and Analysis.”

Vote Required

The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Meeting and entitled to vote thereon is required to approve the Plan. Abstentions, and shares not voted by Shareholders of record present or represented at the Meeting and entitled to vote, will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on the outcome. Proxies received by the Company and not revoked prior to or at the Meeting will be voted for this proposal and the adoption of the Plan unless otherwise instructed by the Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE FIFTH THIRD BANCORP 2011 INCENTIVE COMPENSATION PLAN

COMPANY PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 4 on Proxy Card)

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section and the compensation tables and any related material in the “Compensation of Named Executive Officers” section of this Proxy Statement for its 2011 Annual Meeting).

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As discussed in “Compensation Discussion and Analysis — The Compensation Committee — The Committee’s Considerations,” the Compensation Committee has determined that the compensation structure for Executive Officers is effective and appropriate and has determined that the Company’s aggregate 2009 and 2010 Total Rewards packages (and potential payouts in the severance and change-in-control scenarios) for its Named Executive Officers are reasonable and not excessive. Shareholders are encouraged to read the section of this Proxy Statement titled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.

Vote Required

Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve this advisory proposal. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding advisory proposal unless otherwise instructed by the shareholder. Abstentions, and shares not voted by shareholders of record present or represented at the Annual Meeting and entitled to vote, will have the same effect as a vote cast against the advisory proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

COMPANY PROPOSAL 4:

ADVISORY VOTE ON FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

(Item 5 on Proxy Card)

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the frequency of shareholder votes on compensation of the named executive officers through the following resolution:

RESOLVED, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

The Board believes that emerging corporate practices and governance trends favor an annual advisory vote. This would give shareholders the opportunity to react promptly to emerging trends in compensation, and the Board and the Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from shareholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering the frequency of advisory shareholder approval of the compensation of named executive officers.

Vote Required

Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve one of the selections under this advisory proposal. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of “every 1 year” unless otherwise instructed by the shareholder. Abstentions, and shares not voted by shareholders of record present or represented at the Annual Meeting and entitled to vote, will have the same effect as a vote cast against each of the selections under the advisory proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS HOLDING AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY “1 YEAR”

2012 SHAREHOLDER PROPOSALS

In order for shareholder proposals for the 2012 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s Proxy Statement, they must be received by the Company prior to November 10, 2011 at the following address or facsimile number:

Fifth Third Bancorp

38 Fountain Square Plaza

MD10AT76

Cincinnati, Ohio 45263

Attn: Corporate Secretary

Facsimile: (513) 534-6757

Any shareholder who intends to propose any other matter to be acted upon at the 2012 Annual Meeting of Shareholders (but not include such proposal in the Company’s Proxy Statement) must inform the Company no later than January 25, 2012. If notice is not provided by that date, the persons named in the Company’s proxy for the 2012 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2012 Annual Meeting.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to their best judgment and interest of the Company. No other shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

A copy of the Company’s Annual Report on Form 10-K for the most recent fiscal year, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Paul L. Reynolds, Secretary, Fifth Third Bancorp, Fifth Third Center, MD 10AT76, Cincinnati, Ohio 45263. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By order of the Board of Directors

Paul L. Reynolds

Secretary

ANNEX 1

FIFTH THIRD BANCORP

2011 INCENTIVE COMPENSATION PLAN

(As adopted January 18, 2011, subject to shareholder approval)

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

ARTICLE 1

ESTABLISHMENT, PURPOSE, AND DURATION

1.1        Establishment of the Plan. On January 18, 2011, the Board of Directors of Fifth Third Bancorp (the “Company”) adopted, subject to the approval of shareholders, this incentive compensation plan known as the “Fifth Third Bancorp 2011 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), which permits the grant of short-term and long-term incentive and other stock and cash awards. If approved by the shareholders, the Plan would replace the Fifth Third Bancorp 2008 Incentive Compensation Plan and no further awards would be made under such plan. Awards made under the Fifth Third Bancorp 2008 Incentive Compensation Plan will continue to be governed by the terms of that plan.

1.2        Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Directors and Consultants of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Employees, Directors and Consultants upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.

1.3        Duration of the Plan. The Plan shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 16 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1        Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)        “Annual Incentive Award” has the meaning specified in Section 10.1.

(b)        “Award” includes, without limitation, Options, Stock Appreciation Rights, Performance Share or Unit Awards, Dividend or Dividend Equivalent Rights, Stock Awards, Restricted Stock or Unit Awards, Cash Awards, Annual Incentive Awards or Other Incentive Awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s Stock, performance goals or other factors, all on a standalone, combination or tandem basis, as described in or granted under this Plan.

(c)        “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(d)        “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(e)        “Board” or “Board of Directors” means the Board of Directors of the Company.

(f)        “Cash Award” has the meaning specified in Section 10.2(d).

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(g)        “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)        any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or a corporation owned directly or indirectly by the common shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), as a result of acquiring, or during any 12-month period having acquired, voting securities of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)        during any period of twelve months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new Director, whose election by the Board or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)        the consummation of (1) the sale or disposition of all or substantially all the Company’s assets; or (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation; or

(iv)        the shareholders of the Company approve a plan of complete liquidation of the Company.

Notwithstanding the foregoing, if the payment of Stock or cash under an Award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a “change in control event” as defined in treasury regulation 1.409A-3(i)(5).

(h)        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)        “Committee” means the Fifth Third Bancorp Compensation Committee, or such other committee designated by the Board of Directors to administer this Plan. The Committee shall be appointed by the Board, shall consist of three or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the NASDAQ Global Select Market (or such other stock exchange on which the Stock is traded). Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

(j)        “Company” means Fifth Third Bancorp, an Ohio corporation, or any successor thereto as provided in Article 18 herein.

(k)        “Consultant” means any person, including an advisor (other than a person who is an Employee or a Director), or any entity that renders services to the Company and/or a Subsidiary.

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(l)        “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(m)        “Director” means a director of the Company or a Subsidiary, including for this purpose, any non-employee Subsidiary officer who serves as an affiliate director.

(n)        “Disability” means totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or a Subsidiary applicable to Employee, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section); provided, however, that to the extent an amount payable under this Plan which constitutes deferred compensation subject to Section 409A the Code would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of treasury regulation 1.409A-3.

(o)        “Dividend or Dividend Equivalent Rights” has the meaning specified in Section 10.2(a).

(p)        “Effective Date” means the date this Plan is approved by the Company’s shareholders.

(q)        “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

(r)        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(s)        As used in this Plan (unless a different method of calculation is required by applicable law) “Fair Market Value” on or as of any date shall mean (i) the closing price of the Stock as reported by the NASDAQ Global Select Market (or, if the Stock is not listed for trading on the NASDAQ Global Select Market, then on such other national exchange upon which the Stock is then listed) for such date, or if there are no sales on such date, on the next preceding day on which there were sales, or (ii) in the event that the Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee.

(t)        “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article 9 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

(u)        “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 9 herein, which is not intended to be an Incentive Stock Option.

(v)        “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(w)        “Other Incentive Award” has the meaning specified in Section 10.2(e).

(x)        “Participant” means an Employee, a Director or a Consultant who has been granted an Award under the Plan.

(y)        “Performance-Based Award” means a Performance Share, Performance Unit or other Award under which the receipt of Shares or cash is conditioned upon the attainment of Performance Goals.

(z)        “Performance Goals” means the objectives, determined by the Committee, which are to be satisfied or met during the applicable Period of Restriction or Performance Period, as the case may be, as a

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condition to the Participant’s receipt of Shares or cash with respect to a Performance-Based Award. Performance Goals shall be based on one or more of the following criteria: (A) return measures (including, but not limited to, total shareholder return, return on assets and return on equity), (B) earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income), (C) revenues, (D) expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense), (E) balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, investments), (F) enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings), (G) Fair Market Value of the Stock, or (H) achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee. The criteria and objectives constituting Performance Goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The Performance Goals shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period or Period of Restriction in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee. Such performance criteria and objectives constituting the Performance Goals may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(aa)        “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 8 herein.

(bb)        “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 8 herein.

(cc)        “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock or receipt of Shares attributable to a Restricted Stock Unit is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 7 herein.

(dd)        “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ee)        “Plan” means this Fifth Third Bancorp 2011 Incentive Compensation Plan, as herein described and as hereafter from time to time amended.

(ff)        “Predecessor Plan” means the Fifth Third Bancorp 2008 Incentive Compensation Plan, as from time to time amended.

(gg)        “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 7 herein.

(hh)        “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 7 herein.

(ii)        “Retirement” means separation from service as an Employee, Director or Consultant for any reason (other than death or under circumstances determined by the Company or a Subsidiary to constitute cause) on or after attaining the age and/or a combination of age and years of service with the Company and/or

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Subsidiary, if any, provided by the Committee in the applicable Award Agreement or any amendment or modification thereof as constituting “Retirement” for purposes of such Award; and “Retired,” with respect to a Participant, means having incurred a separation from service under circumstances constituting a Retirement and remaining retired from the financial services industry, which for this purpose, shall mean the Participant does not, without the written consent of the Company, become an employee or director of, or a consultant or advisor or otherwise directly or indirectly provide services to, a financial services institution (other than the Company or a Subsidiary).

(jj)        “Stock” or “Shares” means the common stock without par value of the Company.

(kk)        “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 6 herein.

(ll)        “Stock Award” has the meaning specified in Section 10.2(b).

(mm)        “Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

(nn)        “Voting Stock” shall mean securities of any class or classes of stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors.

2.2        Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3        Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1         Authority of the Committee.

(a)        The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the term of the Plan, such powers to include the authority to:

(i)        Select the persons to be granted Awards under the Plan;

(ii)        Determine the terms, conditions, form and amount of Awards to be made to each person selected;

(iii)        Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(iv)        To establish objectives and conditions for earning Awards;

(v)        To determine the terms of each Award Agreement and any amendments or modifications thereof;

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(vi)        To determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(vii)        To determine if and when an Award may be deferred;

(viii)        To determine whether the amount or payment of an Award should be reduced or eliminated; and

(ix)        To determine the guidelines and/or procedures for the payment or exercise of Awards.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 or as otherwise permitted herein) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2        Decisions Binding. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3        Delegation of Certain Responsibilities. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that except as provided below the Committee may not delegate its authority to grant or amend Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer, to other officers of the Company and/or to the Fifth Third Bancorp Pension, Profit Sharing and Medical Committee (or any similar or successor committees) its authority under this Article 3, provided that such delegation shall not extend to the grant or amendment of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4         Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Incorporation, as amended from time to time, and Ohio law for their services as directors of the Company.

3.5        Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain

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such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

3.6        Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act (“Rule  16b-3”).

ARTICLE 4

STOCK SUBJECT TO THE PLAN

4.1        Number of Shares.

(a)        Subject to adjustment as provided in Section 4.2 herein, the aggregate number of Shares that may be delivered under the Plan at any time shall not exceed 39,000,000, plus the number of Shares previously authorized by the shareholders for issuance as Full Value Awards (as defined below) under the Predecessor Plan which, as of the Effective Date of this Plan have not been issued or are not subject to an outstanding award under the Predecessor Plan (such number of shares referred to as the “Full Value Award Pool”); provided, however, that in no event shall the Full Value Award Pool exceed 4,500,000 Shares. Shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If shares of Stock subject to an outstanding Award under this Plan or to an award under the Predecessor Plan (a “Predecessor Plan Award”) are not issued, or are cancelled by reason of the failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award or Predecessor Plan Award, then the shares of Stock subject to such Award or Predecessor Plan Award shall, to the extent of such forfeiture or cancellation, again be available for Awards under the Plan. Shares of Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price or of withholding taxes in respect of an Award or a Predecessor Plan Award. The exercise or settlement of an SAR Award reduces the Shares available under the Plan by the total number of Shares to which the exercise or settlement of the SAR Award relates, not just the net amount of Shares actually issued upon exercise or settlement; Shares of Stock not issued upon exercise or settlement of such Award shall not again be available for Awards under the Plan. Awards settled solely in cash shall not reduce the number of Shares available for issuance under the Plan.

(b)        Shares of Stock issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under this Plan.

(c)        Subject to adjustment as provided in Section 4.2 herein, the following limitations shall apply to Awards under the Plan:

(i)        All of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, provided that the number of shares of Stock that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 5,000,000.

(ii)        In the event the number of Shares issued in the aggregate in respect of Awards under this Plan which are other than SARs and Options (such non-SARs and non-Option Awards are referred to as “Full Value Awards”) exceeds the Full Value Award Pool (“Excess Shares”), then the aggregate number of Shares available for issuance under this Plan shall be reduced on the basis of 1.76 Shares for each Excess Share issued. To the extent Shares subject to a Full Value Award again become available for issuance for

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reasons described in Section 4.1(a) above, such that such Shares shall be available for issuance as part of the Full Value Award Pool. No more than 3,900,000 shares of Stock may be issued with respect to Awards, other than SARs, Options and Performance-Based Awards, which at the date of grant are scheduled to fully vest prior to three years from the date of grant (although such Awards may provide scheduled vesting earlier with respect some of such shares).

(iii)        The maximum number of Shares that may be covered by Awards granted under this Plan to any single Participant shall be 1,000,000 Shares during any one calendar year. For purposes of applying the limitations set forth in this paragraph (iii), if an Award, including, but not limited to Options, SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in Shares or the amount of the payment to be made thereunder shall be determined by reference to the value of Shares, then such Award shall be counted in the year the Award is granted as covering the number of Shares set forth in the Award. If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such share, the tandem Award right and Stock Appreciation Right with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (iii).

4.2        Adjustments in Authorized Shares and Limitations. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the purchase price or grant date value applicable to outstanding Options or grant price applicable other Awards, the number of shares provided in the limitations set forth in Section 4.1(c) above, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of performance periods. Any adjustment of any Options or SARs under this Section 4.2 shall be made in a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code and the Section 1.409A-1(b)(5)(D) of the regulations promulgated under Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article 16, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1        Eligibility. Persons eligible to participate in this Plan include all Employees Directors and Consultants.

5.2        Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Employees, Directors and Consultants to whom Awards shall be granted and determine the nature and amount of each Award. No Employee, Director or Consultant shall have any right to be granted a subsequent Award under this Plan if previously granted an Award.

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ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1        Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Employees, Directors and/or Consultants at any time and from time to time, at the discretion of the Committee. Subject to the immediately preceding sentence, the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

6.2        Exercise of SARs. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

6.3        Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a)        The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a Share on the date of grant); by

(b)        The number of Shares with respect to which the SAR is exercised.

Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an SAR is granted, the Committee shall have no authority to reduce the price fixed by the Committee at the date of grant pursuant to Section 6.3(a) above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Company’s shareholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

6.4        Form of Payment. Payment to a Participant of the amount due upon SAR exercise will be made in Shares having a Fair Market Value as of the date of exercise equal to the amount determined under Section 6.3 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

6.5        Duration of SAR. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement, however, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

6.6        Termination of Employment or Service. The disposition of SARs held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article  12 below.

6.7        Nontransferability of SARs. Except as may be permitted by the Committee in the applicable Award Agreement or any amendment or modification thereof, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

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ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1        Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and Restricted Stock Units under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine.

7.2        Transferability. Except as provided in this Article 7, the Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

7.3        Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, but not limited to, attainment of Performance Goals during the Period of Restriction, and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.

7.4        End of Period of Restriction. Except as otherwise provided in this Article, after the last day of the Period of Restriction, (a) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant, and (b) the Participant shall be entitled to receive one Share of Stock with respect to each Restricted Stock Unit. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed. If delivery of Shares is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

7.5        Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.

7.6        Dividends and Other Distributions. Except as otherwise provided by the Committee in the applicable Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder shall also include a Dividend Equivalent Right under which the Participant shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares or, if applicable, Restricted Stock Units equal to the number of such Shares, shall be subject to the same restrictions on transferability as the Shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

7.7        Termination of Employment or Service. The disposition of Restricted Stock and Restricted Stock Units held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 12 below.

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ARTICLE 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1        Grant of Performance Units or Performance Shares. Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions thereof, including whether such award of Units or Shares includes Dividend Equivalent Rights.

8.2        Value of Performance Units and Performance Shares. The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

8.3        Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 8.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable Performance Goals have been satisfied to a particular extent.

8.4        Form and Timing of Payment. The payment described in Section 8.3 herein shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. Dividends or Dividend Equivalents, if any, credited with respect to a Performance Unit or Performance Share Award shall not be payable to the Participant prior to payment, if any, described in Section 8.3. If any payment is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

8.5        Termination of Employment or Service. The disposition of Performance Shares and Performance Units held by a Participant at the time of termination of such Participant’s employment or service as a Director or Consultant shall be determined in accordance with Article 12 below.

8.6        Nontransferability. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

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ARTICLE 9

OPTIONS

9.1        Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors, and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs. However, only Employees may receive an Award of Incentive Stock Options.

9.2        Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. Unless the Option Agreement shall specify that the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, the Option shall be a Nonqualified Stock Option whose grant is not intended to be subject to the provisions of Code Section 422.

9.3        Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Option price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without the approval of the Company’s shareholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

9.4        Duration of Options. Each Option shall expire at such time as the Committee shall determine in the Award Agreement, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

9.5        Exercise of Options. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants.

9.6        Payment. To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the exercise price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Shares having a Fair Market Value at the time of exercise equal to the total Option price, (c) by a combination of (a) or (b), or (d) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.

9.7        Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

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9.8        Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations) the Award of Incentive Stock Options shall be subject to the following:

(a)        In the event that the aggregate Fair Market Value of the Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs.

(b)        An Incentive Stock Option granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

(c)        No ISO granted to an employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than the fifth (5th) anniversary date of its grant.

9.9        Termination of Employment or Service. The disposition of Options held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 12 below.

9.10        Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 10

ANNUAL AND OTHER INCENTIVE AWARDS

10.1        Annual Incentive Awards. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Annual Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award granted under this Section 10.1 shall provide that:

(a)        Amounts earned by and paid to Participants under Annual Incentive Awards will be based upon achievement of performance goals established pursuant to Section 8.7 above with respect to an applicable Performance Period, subject to the Committee’s authority to reduce, but not increase, such amount.

(b)        The maximum amount any Participant may earn under an Annual Incentive Award for any calendar year shall not exceed $6,000,000.

(c)        Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

1 0.2        Grant of Other Incentive Awards. Other Incentive Awards may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. Such Awards may include, but are not limited to:

(a)        Dividend or Dividend Equivalent Right. A right granted in connection with or by reference to a new or previously-granted Award which is a right to receive dividends or their equivalent in value in Stock, cash or in a combination of both with respect to any new or previously existing Award.

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(b)        Stock Award. An unrestricted transfer of ownership of Stock.

(c)        Awards under Deferred Compensation or Similar Plans. The right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Company.

(d)        Cash Award. An award denominated in cash, subject to the achievement of Performance Goals during a Performance Period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.

(e)        Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 10.2.

10.3        Terms of Other Incentive Awards. Other Incentive Awards may be made in tandem, with, in replacement of, or as alternatives to Awards under Articles 6, 7, 8 or 9 of this Plan or of any other incentive or employee benefit plan of the Company or any of its subsidiaries. An Other Incentive Award may provide for payment in cash or in Stock or a combination thereof.

10.4        Limitations. The number of Shares covered by Other Incentive Awards granted under Section 10.2 to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(c)(iii) above. The maximum amount that may be earned under the Plan during any calendar year by a Participant with respect to all Other Incentive Awards described in Section 10.2 shall be $6,000,000. Any amount earned with respect to an Award for which performance is measured over a Performance Period greater than one year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

10.5        Termination of Employment or Service. The disposition of Annual and Other Incentive Awards held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 11 below.

ARTICLE 11

PERFORMANCE GOALS

For purposes of this Plan, including, but not limited to, Awards of Restricted Stock and Restricted Stock Units under Article 7 intended to be Performance-Based Awards, Performance Shares and Performance Units under Article 8, Annual Incentive Awards or other Awards under Articles 6, 7 or 10 intended to be Performance-Based Awards, Performance Goals shall be established by the Committee. In interpreting Plan provisions applicable to the Performance Goals and to Performance-Based Awards intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee in establishing the Performance Goals applicable to such Performance-Based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the Performance-Based Award shall be paid, vested or otherwise delivered solely as a function of attainment of the objective Performance Goals established by the Committee not later than 90 days after the Performance Period or Period of Restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment to any Covered Employee of any compensation under such a Performance-Based Award, the Committee must certify in writing the extent to which the applicable Performance Goals were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

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ARTICLE 12

TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR OR CONSULTANT

12.1        Effect of Termination of Employment or Service. The disposition of each Award held by a Participant in the event of termination of employment or service as a Director or Consultant shall be as determined by the Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which disposition may differ from the provisions of Sections 12.2, 12.3 and 12.4 below. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections  12.2, 12.3 or 12.4.

12.2        Termination of Employment or Service Other Than Due to Death, Disability or Retirement. Except as otherwise provided by the Committee in the applicable Award Agreement, if the employment or service of a Participant shall terminate for any reason other than death, Disability or Retirement:

(a)        Each SAR and Option shall be immediately cancelled and terminated;

(b)        Any shares of Restricted Stock or Restricted Stock Unit, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c)        All Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

(d)        No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

12.3        Termination Due to Death or Disability. Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant is terminated by reason of death or Disability:

(a)        Each SAR and Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the expiration date of the SAR or Option;

(b)        Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above, provided, however that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of termination due to death or Disability on such Award shall be determined applying the principles of Section 12.3(c) below as if such Award was a Performance Share Award;

(c)        Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned on a prorated basis and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period; and

(d)        No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

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12.4        Termination of Employment or Service Due to Retirement. Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant terminates by reason of Retirement:

(a)        Each SAR and Option which is fully exercisable at the date of termination shall continue to be exercisable until the earlier of (i) the expiration date of the SAR or Option, or (ii) the date the Participant ceases to be Retired;

(b)        Each SAR or Option which is not fully exercisable at the date of termination shall, to the extent exercisable continue to be exercisable, and to the extent not then exercisable shall, for so long as the Participant remains Retired, become exercisable in accordance with the terms of the Award Agreement as if such Participant’s employment or service had not terminated, and shall remain exercisable until the earlier of (i) the expiration date of the SAR or Option, or (ii) the date the Participant ceases to be Retired;

(c)        Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 hereof shall continue to apply and the Shares of Restricted Stock or Restricted Stock Units shall thereafter become free of restrictions and be freely transferable in accordance with the terms of the Award Agreement as if the Participant’s employment or service had not terminated, provided, however that as of the date the Participant shall cease to be Retired, any shares of Restricted Stock or Restricted Stock Units still subject to restrictions shall be automatically forfeited and returned to the Company or cancelled, as applicable, and provided, further that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Retirement on such Award shall be determined applying the principles of Section 12.4(d) below as if such Award was a Performance Share Award;

(d)        Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned on a prorated basis and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as determined by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, provided, that no payment shall be made unless the Participant has remained Retired through the date of such payment;

(e)        No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee; and

(f)        The disposition of any outstanding Award held by a Participant who dies while Retired shall be determined in accordance with Section 12.3 as if the Participant’s employment or service had been terminated by reason of death.

ARTICLE 13

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing or electronically with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

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ARTICLE 14

RIGHTS OF PARTICIPANTS

14.1        Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as a Director or Consultant at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director or Consultant of the Company or any of its Subsidiaries.

14.2        Participation. No Employee, Director or Consultant shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

14.3        No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

14.4        No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable subsidiary shall be sufficient to pay any benefit to any person.

14.5        Rights as Shareholder; Fractional Shares. Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the Stock is uncertificated, references in this Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.

14.6        Election to Defer. To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section  409A of the Code.

14.7        Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, delayed or deferred payment or holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (a) termination of employment for cause, (b) fraudulent, illegal or misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to Participant, (d) breach of any noncompetition, nonsolicitation, confidentiality, or other

17

restrictive covenant that may apply to the Participant, (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries or (f) requirements of applicable laws, rules or regulations, including TARP (as provided in Section 19.3). If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay, and for the Company to recoup (clawback) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rules or regulation.

14.8        Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a)        Determine which Subsidiaries shall be covered by the Plan;

(b)        Determine which Employees, Directors and/or Consultants outside the United States are eligible to participate in the Plan;

(c)        Modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws;

(d)        Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e)        Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

14.9        Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

14.10        Compliance with Code Section 409. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”), except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, Annual Incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first

18

performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A.

ARTICLE 15

CHANGE IN CONTROL

15.1        Effect of Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary and except as provided by the Committee in the applicable Award Agreement, the provisions of this Article 15 shall apply in the event of a Change in Control.

15.2        Conditional Vesting. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 15.3 (a “Replacement Award”) is provided to the Participant pursuant to Section 4.2 to replace an outstanding Award (the “Replaced Award”):

(a)        Each SAR and Option then outstanding shall become fully vested and exercisable;

(b)        Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above, provided, however that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Change in Control on such Award shall be determined applying the principles of Section 15.2(c) below as if such Award was a Performance Share Award;

(c)        Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant; and

(d)        The treatment of any Annual Incentive Award or any Other Incentive Award shall be as determined by the Committee and reflected in the applicable Award Agreement.

15.3        Replacement Awards. An Award shall meet the conditions of this Section 15.3 (and hence qualify as a Replacement Award) if:

(a)        it has a value at least equal to the value of the Replaced Award;

(b)        it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c)        its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 15.4).

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Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 15.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

15.4        Separation from Service. Upon an involuntary separation from service of a Participant (other than for cause) occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 16

AMENDMENT, MODIFICATION, AND TERMINATION

16.1        Amendment, Modification and Termination of Plan. The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:

(a)        except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan;

(b)        expand the types of Awards available to Participants under the Plan;

(c)        materially expand the class of persons eligible to participate in the Plan;

(d)        delete or limit the provisions in Sections 6.3 and 9.3 prohibiting the repricing of SARs and Options, respectively, or, except as provided under Section 4.2, reduce the price at which Shares may be offered under Options or the grant date price applicable to an SAR; or

(e)        extend the termination date for making Awards under the Plan.

In addition, the Plan shall not be amended without approval of such amendment by the Company’s shareholders if such approval is required under (i) the rules and regulations of the NASDAQ Global Select Market or another national exchange on which the Stock is then listed, or (ii) other applicable law, rules or regulations.

16.2        Amendment or Modification of Awards. The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.3        Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 16.1 above, or amendment or modification of an Award pursuant to Section 16.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

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ARTICLE 17

WITHHOLDING

17.1        Tax Withholding. The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

17.2        Stock Delivery or Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may provide that the withholding requirement be satisfied, or may permit Participants to elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a value on the date the tax is to be determined equal to the minimum total statutory tax withholding requirement imposed on the transaction. All such Participant elections shall be made in writing or electronically and shall be subject to any procedures, restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 18

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19

REQUIREMENTS OF LAW

19.1        Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.2        Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.

19.3        TARP and Other Regulatory Requirements. Anything in this Plan or an Award Agreement to the contrary notwithstanding, it is intended that, to the extent required, this Plan and Awards granted hereunder comply with the requirements of the TARP Capital Purchase Program (and applicable regulations issued thereunder) and with any similar legislative or regulatory limitations or requirements which may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company may recover (claw-back) bonus and incentive compensation to in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of Company, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to Company and a Participant. The application of this Section 19.3 is intended to, and shall be interpreted, administered and construed to, caused the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 19.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provision thereof before giving effect to the provisions of this Section 19.3 or the Regulatory Requirements.

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ANNEX 2

REGULATIONS FOR CONDUCT AT THE APRIL 19, 2011 ANNUAL MEETING

OF SHAREHOLDERS OF FIFTH THIRD BANCORP

We welcome you to the 2011 Annual Meeting of Shareholders of Fifth Third Bancorp. In order to provide a fair and informative Meeting, we ask you to honor the following regulations for the Meeting. The business of the Meeting will be taken up as set forth in the Agenda attached to these Regulations. Annual Meetings are business meetings, and they can be effective only if conducted in an orderly, business-like manner. Strict rules of parliamentary procedure will not be followed. The Chairman of the Meeting will control the meeting and make any required procedural rulings. Please follow the instructions of the Chairman. Thank you for your cooperation.

1. ELECTION OF DIRECTORS. Every shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder of record shall be entitled to one vote for each share of common stock registered in his name on the books of the Company. All elections shall be determined by a plurality vote. The Company has, however, adopted provisions of its Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the Director’s length of service, the Director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority withheld vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant.

2. VOTING. Every shareholder having the right to vote shall be entitled to vote in person or by proxy at the Meeting. If you have already voted by proxy, there is no need to vote by ballot, unless you wish to change your vote. The polls shall be opened immediately after completion of the nominations, and shall remain open until closed by the Chairman. After the closing of the polls, no further voting shall be permitted and no further proxies, ballots or evidence shall be accepted by the Inspectors of Election. Except as otherwise stated in the proxy materials for this Meeting or as required by Ohio law, each matter brought before this Meeting for a vote shall require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock at this Meeting and entitled to vote on such matter.

3. ITEMS OF BUSINESS; SHAREHOLDER PROPOSALS — THREE MINUTE LIMIT. The items of business listed on the accompanying Agenda are expected to be properly introduced at the Meeting and taken up in the order set forth in the Agenda. Additional matters may be proposed by shareholders of record in accordance with the federal securities laws, the Ohio Revised Code and these Regulations. The Chairman will not entertain any proposals that are inconsistent with Ohio law or that relate to activities that have been delegated to the Company’s Board of Directors by the authority of Ohio law. Shareholder proposals will be entertained in the following order: first, any proposals of which the Company was informed prior to the commencement of this Meeting; and then, any other proposals properly made in accordance with these Regulations. Each proposing shareholder will be allotted three minutes in which to present the proposal and any desired remarks in support thereof. Properly introduced motions need not be seconded in order to be considered by the shareholders at this Meeting.

4. QUESTIONS/STATEMENTS BY SHAREHOLDERS — ONE MINUTE LIMIT. To make a proposal or to speak at the Meeting you must be either a shareholder of record as of February 28, 2011 or a person named in a proxy given by such a shareholder. No other persons will be permitted to make a proposal or to speak at the Meeting. There will be one period for questions and statements by shareholders as set forth on the Agenda attached to these Regulations.

In order that we may give as many shareholders as possible the opportunity to speak, remarks and questions will be limited to one minute per shareholder. You must restrict yourself to one comment or question at a time so that others may have an opportunity to be heard. Each shareholder may have only one turn to speak until all shareholders who wish to speak have had the opportunity to do so; additional turns may be allowed as time permits.

If you wish to speak, please raise your hand and wait until you are recognized. Please do not address the Meeting until recognized by the Chairman. When you are recognized, please state your name, place of residence, and whether you are a Fifth Third shareholder or a holder of a shareholder proxy, and, in the latter case, identify the shareholder on whose behalf you are speaking. All questions should be directed to the Chairman, who may call on other persons to respond or further direct questions when appropriate.

If you have a matter of individual concern which is not an appropriate subject for general discussion, please defer discussion until after the Meeting at which time officers of the Company will be available. The Chairman will stop discussions which are repetitive, derogatory, over the time limit, irrelevant to the business of the Company or the items on the Agenda for the Meeting, related to pending or threatened litigation, regulatory proceedings or similar actions or otherwise inappropriate. Derogatory references to personalities, comments that are in bad taste, the airing of personal grievances, the injection of irrelevant controversy, personal attacks, refusal to follow these Regulations or interference with any speaker will not be permitted and will be a basis for silencing or removal from the Meeting.

5. MISCELLANEOUS. No recording devices, cellular telephones, photographic equipment or bullhorns will be permitted into the Meeting. No written materials may be distributed by any person at or in physical proximity to the Meeting. The Chairman of the Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Meeting.

6. ADMINISTRATION AND INTERPRETATION. The Chairman of the Meeting has sole authority to preside over the Meeting and make any and all determinations with respect to the conduct of the Meeting, including, without limitation, the administration and interpretation of these regulations and procedures. The Chairman also has sole authority to create such additional regulations and procedures and to waive full or partial compliance with any regulation or procedure as the reasonably determines. Any action taken by the Chairman at the Meeting will be final, conclusive and binding on all persons. The Secretary of the Company shall act as secretary of the Meeting.

THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.

Annual Meeting of Shareholders

APRIL 19, 2011

AGENDA

Call to Order

Introductions

Approval of 2010 Minutes

Nomination and Election of Directors

Ratification of Auditors

Approval of 2011 Incentive Compensation Plan

Approval of Advisory Vote on Executive Compensation

Approval of Advisory Vote to determine whether the Shareholder Vote on Executive Compensation will occur every 1, 2, or 3 years.

Presentation of 2010 Results

Question and Answer Session

Announcement of Voting Results on all matters presented

Adjournment

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(800) 972-3030

VOTE BY INTERNET	WWW.CESVOTE.COM
Use the Internet to submit your proxy until 11:00 a.m., Eastern time, on the morning of the Annual Meeting, April 19, 2011. Have your proxy card in hand when you access the website listed above and follow the instructions provided.
VOTE BY TELEPHONE	1-888-693-8683
Use any touch-tone telephone to submit your proxy until 11:00 a.m., Eastern time, on the morning of the Annual Meeting, April 19, 2011. Have your proxy card in hand when you call and follow the instructions provided.
VOTE BY MAIL
Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: Fifth Third Bancorp, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Annual Meeting on April 19, 2011.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Access the Website and submit your proxy: www.cesvote.com	Sign and return your proxy in the postage-paid envelope provided.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement and proxy card are available at www.ViewMaterial.com/fitb

Control Number â

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

ä  MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.  ä

FIFTH THIRD BANCORP	ANNUAL MEETING PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Kevin T. Kabat, Mitchel D. Livingston, Ph.D. and Dudley S. Taft, and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of stock of FIFTH THIRD BANCORP which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Shareholders of Fifth Third Bancorp, to be held April 19, 2011 at the Hyatt Regency Cincinnati, Regency Ballroom, 151 West 5th Street, Cincinnati, Ohio, and at any adjournments or postponements thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Items 1, 2, 3 and 4 and 1 Year on Item 5.

, 2011
Shareholder Sign Here	Date

, 2011
Shareholder (Joint Owner) Sign Here	Date

Please sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Annual Meeting of Shareholders of

FIFTH THIRD BANCORP

Hyatt Regency Cincinnati, Regency Ballroom

151 West 5th Street, Cincinnati, Ohio, at 11:30 a.m., E.D.S.T., April 19, 2011.

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Please tear off this Admission Ticket. If you plan to attend the Annual Meeting of shareholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder to the Annual Meeting.

The Annual Meeting of shareholders will be held at the following address:

Hyatt Regency Cincinnati, Regency Ballroom, 151 West 5th Street, Cincinnati, Ohio,

at 11:30 a.m., E.D.S.T., April 19, 2011. You must present this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

ä  MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.  ä

The Board of Directors recommends a vote “FOR” the election of Directors, “FOR” Items 2, 3 and 4 and “1 YEAR” on Item 5.

1.	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2012:

Nominees:
(01) Darryl F. Allen	(02) Ulysses L. Bridgeman, Jr.	(03) Emerson L. Brumback	(04) James P. Hackett
(05) Gary R. Heminger	(06) Jewell D. Hoover	(07) William M. Isaac	(08) Kevin T. Kabat
(09) Mitchel D. Livingston, Ph.D.	(10) Hendrik G. Meijer	(11) John J. Schiff, Jr.	(12) Marsha C. Williams

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2.	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the year 2011.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	The proposal described in the proxy statement to approve the Fifth Third Bancorp 2011 Incentive Compensation Plan, including the issuance of up to an additional 39,000,000 shares of Common Stock thereunder.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Approval of an advisory vote on executive compensation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Approval of an advisory vote on holding an advisory vote on executive compensation every one, two, or three years, as indicated.

☐	1 YEAR	☐	2 YEARS	☐	3 YEARS	☐	ABSTAIN

(Continued, and please sign on reverse side.)